SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(a) of the Securities
Exchange Act of 1934

Filed by the registrant [X]

Filed by a party other than the registrant [  ]

Check the appropriate box:

[X]	Preliminary Proxy Statement	[ ]	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[ ]	Definitive additional materials

[ ]	Soliciting material Pursuant to Rule 14a-11(c) or Rule 14a-12

ZAP
(Name of Registrant as Specified in Its Charter)

Payment of filing fee (check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials:

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ZAP
501 Fourth Street
Santa Rosa, California 95401

May 15, 2006

Dear Shareholder:

You are cordially invited to attend the 2006 Annual Meeting of Shareholders of ZAP, which will be held at 2:00 p.m. pacific standard time on Sunday, June 18, 2006 at The Hilton Hotel, 3555 Round Barn Boulevard, Santa Rosa, California 95403.

The Notice of Annual Meeting of Shareholders and the Proxy Statement that follow describe the business to be conducted at the meeting. We will also report on matters of current interest to our shareholders.

The Annual Report for the year ended December 31, 2005 is enclosed, and I hope you will read it carefully. Feel free to forward to us any questions you may have if you are unable to be present at the meeting. Our Internet website, located at http://www.zapworld.com, is a convenient way to communicate with us.

Also enclosed is a proxy authorizing two of our officers to vote your shares for you if you do not wish to attend the meeting in person. Whether or not you are able to attend the meeting, I urge you to complete your proxy and return it to our transfer agent, Continental Stock Transfer & Trust Company, in the enclosed addressed, postage-paid envelope, as a quorum of the shareholders must be present at the meeting, either in person or by proxy, for the conduct of business.

Sincerely,

Renay Cude
Corporate Secretary

ZAP
501 Fourth Street
Santa Rosa, California 95401

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held June 18, 2006

May 15, 2006

To the Shareholders of ZAP:

The 2006 Annual Meeting of the Shareholders of ZAP (the “Company”) will be held on Sunday, June 18, 2006 at 2:00 p.m. pacific standard time at The Hilton Hotel, 3555 Round Barn Boulevard, Santa Rosa, California 95403. The purpose of the meeting is to consider and take action upon the following matters:

1.	Election of seven directors.

2.	Approval of amendment to the Company’s Amended and Restated Articles of Incorporation to effect a reverse stock split.

3.	Approval of amendment to the Company’s Amended and Restated Articles of Incorporation to increase authorized shares of common stock.

4.	Approval of prior equity compensation issuances.

5.	Approval of the 2006 Incentive Stock Plan.

6.	Ratification of Odenberg, Ullakko, Muranishi & Co. LLP as our independent accountants for the year ending December 31, 2006.

7.	Such other business as may properly be brought before the meeting and any postponements, continuations, or adjournments thereof.

Only shareholders of record as of the close of business on April 21, 2006 are entitled to notice of and to vote at the meeting or at any postponements, continuations or adjournments thereof. This notice, the proxy and Proxy Statement enclosed herewith are sent to you by order of our Board of Directors.

Our bylaws require that the holders of a majority of the common stock issued and outstanding and entitled to vote be present or represented at the meeting by proxy in order to constitute a quorum for the transaction of business. It is important that your stock be represented at the meeting regardless of the number of shares you hold. Whether or not you are able to be present in person, please sign and return promptly the enclosed proxy in the accompanying envelope, which requires no postage if mailed in the United States.

THE ENCLOSED PROXY IS BEING SOLICITED BY OUR BOARD OF DIRECTORS. OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSED ITEMS. YOUR VOTE IS IMPORTANT.

Renay Cude
Corporate Secretary

PROXY STATEMENT

The enclosed proxy is solicited by the Board of Directors of ZAP (the “Board”) for use at the 2006 Annual Meeting of the Shareholders (the “Annual Meeting”) of ZAP, a California corporation (the “Company”) to be held on Sunday, June 18, 2006 at 2:00 p.m. pacific standard time at The Hilton Hotel, 3555 Round Barn Boulevard, Santa Rosa, California 95403, and all postponements, continuations or adjournments thereof. This Proxy Statement and the enclosed proxy were first furnished to our shareholders on or about May 15, 2006. In this Proxy Statement, we use the terms “Company,” “ZAP,” “we,” “our,” and “us” to refer to ZAP.

VOTING PROCEDURES

Our outstanding shares entitled to vote as of April 21, 2006 (the “Record Date”) consisted of 34,454,616 shares of common stock. Only shareholders of record at the close of business on the Record Date are entitled to vote at the Annual Meeting. Each share is entitled to one vote.

The presence in person or by proxy of a majority of our outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to provide a quorum for the transaction of business at the meeting. Your shares can only be voted if you are present in person or are represented by returning a properly signed proxy. Your vote is very important. Whether or not you plan to attend the meeting in person, please sign and promptly return the enclosed proxy card, which requires no postage if mailed within the United States. All signed and returned proxies will be counted towards establishing a quorum for the meeting, regardless of how the shares are voted.

Shares represented by proxy will be voted in accordance with your instructions. You may specify your choice by marking the appropriate box on the proxy card. If your proxy card is signed and returned without specifying choices, your shares will be voted “FOR” the nominees for director, “FOR” the amendment to the Articles of Incorporation to effect a reverse stock split, “FOR” the amendment to the Articles of Incorporation increasing the authorized common stock, “FOR” approval of prior equity compensation issuances, “FOR” approval of the 2006 Incentive Stock Plan and “FOR” ratification of the selection of Odenberg, Ullakko, Muranishi & Co. LLP to serve as our independent accountants for the year ending December 31, 2006, and as the individuals named as proxy holders on the proxy deem advisable on all matters as may properly come before the meeting. You may revoke your proxy at any time prior to the Annual Meeting by submitting another proxy bearing a later date, by giving written notice of revocation to us at our address indicated above or by voting in person at the meeting. Any notice of revocation sent to us must include your name and must be received prior to the Annual Meeting to be effective. Votes cast by proxy or in person at the meeting will be counted by the persons we appoint to act as election inspectors for the Annual Meeting.

No shareholder of the Company, whether abstaining, voting “FOR” or “AGAINST” the director nominees, “FOR” or “AGAINST” the two amendments to the Articles of Incorporation, “FOR” or “AGAINST” approval of prior equity compensation issuances, “FOR” or “AGAINST” the approval of the Incentive Stock Plan or “FOR” or “AGAINST” ratification of the independent accountants will be entitled to appraisal rights or the right to receive cash for shares under California law or otherwise. At the date this Proxy Statement went to press, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement.

Discretionary Broker Voting

A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. “Broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. Under NYSE Arca Rule 9.4, discretionary broker voting is prohibited for proposals relating to equity compensation plans. The rule also generally prohibits discretionary broker voting on all other proposals. However, the rule allows a holder of record, such as a broker, to vote on a proposal without instruction from the beneficial owner if such person has discretion to vote on the proposal pursuant to the rules of another national securities exchange to which such record holder is a member. This means that a record holder may not vote on Proposals 4 and 5 that relate to equity compensation without specific instructions from the beneficial owner. A holder of record may have discretion to vote on Proposals 1, 2, 3 and 6 depending on its exchange memberships and the exchange’s rules.

The voting requirements for each proposal discussed in this Proxy Statement are as follows:

PROPOSAL	VOTE REQUIRED	DISCRETIONARY VOTING ALLOWED?

Election of Directors	Plurality	*

Approval of Amendment to the Articles of Incorporation to Effect a Reverse Stock Split	Majority of Shares Outstanding	*

Approval of Amendment to the Articles of Incorporation to Increase Authorized Common Stock	Majority of Shares Outstanding	*

Approval of Prior Equity Compensation Issuances	Majority of votes cast at Annual Meeting	No

Approval of 2006 Incentive Stock Plan	Majority of votes cast at Annual Meeting	No

Ratification of Independent Accountant	Majority of votes cast at Annual Meeting	*
____________________
*	Please see “Discretionary Broker Voting” for the circumstances where a holder of record, such as a broker, would have discretion.

Election of Directors

The election of each director nominee requires the affirmative vote of a plurality of the votes cast in the election of directors. The director nominee will be elected if the votes cast favoring the election of the director exceed the votes cast opposing such an action. You may vote “FOR” or “AGAINST” with respect to the election of directors. Only votes “FOR” are counted in determining whether a plurality has been cast in favor of a director. Votes “AGAINST,” abstentions and broker non-votes will have no effect on the election of directors. Brokers may have the authority to vote on this proposal when they have not received instructions from the beneficial owner.

Shareholders will have the right to vote their shares cumulatively. However, shareholders will not be entitled to cumulate votes unless a shareholder has given notice at the Annual Meeting prior to voting of his or her intention to cumulate votes. If any shareholder has given such notice, then all shareholders entitled to vote may cumulate their votes by giving one candidate a number of votes equal to the number of directors to be elected multiplied by the number of his or her shares or by distributing such votes on the same principle among any number of candidates. If no shareholder elects to use cumulative voting then the shareholders shall only be allowed to cast one vote per share owned for each of the seven positions on the Board of Directors. Votes cast against a candidate or that are withheld shall have no effect.

Approval of Amendment to the Articles of Incorporation to Effect a Reverse Stock Split

The affirmative vote of the holders of a majority of the outstanding shares of common stock will be required to approve the authorization of the Board of Directors to effect the reverse stock split by amendment of the Company’s Amended and Restated Articles of Incorporation. As a result, abstentions and broker non-votes, if any, will have the same effect as a vote against this proposal. Brokers may have the authority to vote on this proposal when they have not received instructions from the beneficial owner.

Approval of Amendment to the Articles of Incorporation to Increase Authorized Common Stock

The affirmative vote of the holders of a majority of the outstanding shares of common stock will be required to approve the authorization of the Board of Directors to increase the authorized common stock by amendment of the Company’s Amended and Restated Articles of Incorporation. As a result, abstentions and broker non-votes, if any, will have the same effect as a vote against this proposal. Brokers may have the authority to vote on this proposal when they have not received instructions from the beneficial owner.

Approval of Prior Equity Compensation Issuances

An affirmative vote of a majority of the votes cast at the Annual Meeting is required for approval of prior equity compensation issuances. This proposal must be approved by a majority of the votes cast, including abstentions, by persons present at the Annual Meeting or represented by proxy and entitled to vote on the proposal.  An abstention from voting on this proposal will have the effect of a vote “AGAINST.”  If you hold your shares through a brokerage account or in another nominee form, your shares will not be voted unless you provide specific instructions to your broker. Brokers may not exercise discretionary authority on this proposal, so a failure to provide instruction to a broker will result in a “broker non-vote.”

Approval of 2006 Incentive Stock Plan

An affirmative vote of a majority of the votes cast at the Annual Meeting is required for approval of the Company’s 2006 Incentive Stock Plan. This proposal must be approved by a majority of the votes cast, including abstentions, by persons present at the Annual Meeting or represented by proxy and entitled to vote on the proposal. An abstention from voting on this proposal will have the effect of a vote “AGAINST.” If you hold your shares through a brokerage account or in another nominee form, your shares will not be voted unless you provide specific instructions to your broker. Brokers may not exercise discretionary authority on this proposal, so a failure to provide instruction to a broker will result in a “broker non-vote.”

Ratification of Odenberg, Ullakko, Muranishi & Co. LLP as Independent Accountants

An affirmative vote of a majority of the votes cast at the Annual Meeting is required for ratification of Odenberg, Ullakko, Muranishi & Co. LLP as our independent accountants for the year ending December 31, 2006. For ratification, this proposal must be approved by a majority of the votes cast, including abstentions, by persons present at the Annual Meeting or represented by proxy and entitled to vote on the proposal. An abstention from voting on this proposal will have the effect of a vote “AGAINST.” Brokers may have the authority to vote on this proposal when they have not received instructions from the beneficial owner.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board of Directors currently has seven members. Each of these directors is standing for re-election, to hold office until the next Annual Meeting of Shareholders. Each nominee elected as a director will continue in office until his or her successor has been elected and qualified, or until his or her earlier death, resignation or retirement. The principal occupation and certain other information about the nominees are set forth below.

The nominees are currently members of the Board and have indicated a willingness to serve as directors if selected. Our Board has no reason to believe that any director nominee will be unable to serve as a director or will become unavailable for any reason. If, at the time of the Annual Meeting, any director nominee becomes unavailable for any reason, the persons entitled to vote the proxy will vote, as such persons determine in their discretion, for such substituted nominee, if any.

Vote Required

The election of each director nominee requires the affirmative vote of a plurality of the votes cast in the election of directors. The director nominee will be elected if the votes cast favoring the election of the director exceed the votes cast opposing such an action. You may vote “FOR” or “AGAINST” with respect to the election of directors. Only votes “FOR” are counted in determining whether a plurality has been cast in favor of a director. Votes “AGAINST”, abstentions and broker non-votes will have no effect on the election of directors. Brokers may have the authority to vote on this proposal when they have not received instructions from the beneficial owner.

Shareholders will have the right to vote their shares cumulatively. However, shareholders will not be entitled to cumulate votes unless a shareholder has given notice at the Annual Meeting prior to voting of his or her intention to cumulate votes. If any shareholder has given such notice, then all shareholders entitled to vote may cumulate their votes by giving one candidate a number of votes equal to the number of directors to be elected multiplied by the number of his or her shares or by distributing such votes on the same principle among any number of candidates. If no shareholder elects to use cumulative voting then the shareholders shall only be allowed to cast one vote per share owned for each of the seven positions on the Board of Directors. Votes cast against a candidate or that are withheld shall have no effect.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THESE NOMINEES AS DIRECTORS.

Directors

The following table sets forth certain information with respect to our director nominees, including the name and age of each nominee, his or her principal occupation and business experience, and the commencement of his or her term as a director.

Name and Age	Principal Occupation or Employment During the Past Five Years; Other Directorships	Director Since
Gary Starr (50)
Mr. Starr co-founded ZAP in 1994, has been a director since the Company’s inception and served as Chief Executive Officer from 2000 to 2002. He became chairman of the Board of Directors in October 2002. Mr. Starr founded US Electricar’s electric vehicle operation in 1983. Mr. Starr has several publications: “Electric Cars: Your Guide to Clean Motoring, “The Shocking Truth of Electric Cars,” and “The True Cost of Oil.” In addition, he has appeared on more than 300 radio and television shows including Larry King Live, The Today Show, Inside Edition, CNN Headline News, Prime Time Live, the CBS Evening News and the McNeil Lehrer News Hour as an authority in the field of electric vehicles. Mr. Starr has a Bachelor of Science Degree from the University of California, Davis in Environmental Consulting and Advocacy.
1994

Name and Age	Principal Occupation or Employment During the Past Five Years; Other Directorships	Director Since
Steven Schneider (45)
Mr. Schneider has been director and Chief Executive Officer of ZAP since October 26, 2002. In 2001, Mr. Schneider founded Voltage Vehicles, a fuel vehicle distributor specializing in electric vehicles and full-performance alternative fuel vehicles such as automobiles, motorcycles, and bicycles. He also founded Auto Distributors, Inc., which is the promotion and distribution division of Voltage Vehicles. In 1996, Mr. Schneider founded the RAP Group, an automotive liquidator and reseller. Both Voltage Vehicles and the Rap Group were acquired by ZAP in 2002. He presently serves on the Advisory Board of Directors to Apollo Energy Systems, Inc. and serves as a director of Rotoblock Corporation, a public company focused on the continued development of the oscillating piston engine. Mr. Schneider served as interim President of Rotoblock from August to November 2005.
		2002

Renay Cude (29)
Ms. Cude was appointed Corporate Secretary in August 2002, and has been a director of the Company since October 26, 2002. Ms. Cude is the President of our subsidiary, Voltage Vehicles, where she works closely with corporate counsel in obtaining all the required licensing in the 50 states for the proper distribution of advanced technology vehicles. Ms. Cude is also the President of ZAP Manufacturing and ZAP Rentals. Prior to joining ZAP, from 1997 to 2002, Ms. Cude worked as a legal secretary for various law firms. Ms. Cude has over five years experience working in the bankruptcy field where she helped companies through the reorganization process. Ms. Cude also currently serves as Secretary and a director of Rotoblock Corporation, a public company focused on the continued development of the oscillating piston engine. Ms. Cude holds an Associates Degree in General Education from Santa Rosa Junior College.
		2002

Louis Auletta (55)	Mr. Auletta has served as a director since 2002 and has been an independent real estate investor for the past 5 years. Mr. Auletta has also served as the executive director of the Earth Options Institute. Mr. Auletta holds a Bachelors degree in Business from Wagner College in New York.	2002

Guy Fieri (38)	Mr. Fieri has been a director since 2004 and is an entrepreneur and restaurateur, having founded and operated three restaurants in the North Bay Area of San Francisco over the past seven years. He previously held various management positions in large food development companies. Mr. Fieri has been a three term President of the Restaurant Association of the Redwood Empire and currently serves on the board of directors for the Educational Foundation of the California Restaurant Association.	2004

Matthias Heinze (51)	Mr. Heinze has been a director since 2005, is the Director of Technology for TUV, a U.S.-German corporation specializing in independent testing and assessment services, and serves as the President of Rotoblock Corporation, a public company focused on the continued development of the oscillating piston engine. He is also Chief Executive Officer of Scibase Intl., LLC, a technology development company. For the past twenty years, Mr. Heinze has worked in the Industrial Machinery and Pressure Equipment divisions at TUV. Mr. Heinze holds engineering degrees from FH Hamburg and FH Jena in Germany.	2005

Name and Age	Principal Occupation or Employment During the Past Five Years; Other Directorships	Director Since
Mark Haywood (44)	Mr. Haywood has served as a director since 2006 and has been a real estate developer in Northern California for the past thirteen years. From 1993 to 1997, Mr. Haywood and two partners purchased over 100 properties in the Sacramento area equaling over 1,000 rental units. In 1996, Mr. Haywood helped establish a privately-owned waste removal company in the Sacramento area.	2006

Compensation of Directors

During the fiscal year ended December 31, 2005, we did not provide our directors with cash or other forms of compensation, although we did reimburse their out-of-pocket expenses for attendance at meetings and other related business. Starting in April 2006, all directors receive $500 and a grant of $500 in common stock for attendance at each Board meeting and each committee meeting. Directors are also reimbursed for out-of-pocket travel and other expenses incurred in attending Board and/or committee meetings.

Corporate Governance Principles and Board Matters

ZAP is committed to having sound corporate governance principles and practices. ZAP’s primary corporate governance documents, including our Code of Ethics and Committee Charters, are available to the public on our website at http://www.zapworld.com. The following is a discussion of our current governance principles and practices.

Independence of Directors

The Board has determined the following directors of the Company have no material relationship with ZAP, directly or indirectly, that would interfere with the exercise of independent judgment, and are independent within the meaning of the NYSE Arca’s director independence standards1 : Guy Fieri, Louis Auletta, Mark Haywood and Matthias Heinze.

Board Meetings

During 2005, our Board met 57 times.  During 2005, all directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board during 2005 and (ii) the total number of meetings held by all committees of the Board on which such director served in 2005. The Company does not have a policy with regard to attendance of directors at annual meetings, but encourages all of its directors to attend the annual meeting.  The 2005 Annual Meeting of Shareholders was attended by 100% of the directors.

Committees of the Board

Audit Committee

The Board’s Audit Committee is comprised of Guy Fieri, Louis Auletta and Mark Haywood.  During 2005, the Audit Committee met 4 times. Each member of the Audit Committee satisfies the independence standards specified in Rule 5.3(k) of the NYSE Arca listing standards and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934.  All current members of the Audit Committee are financially literate and are able to read and understand fundamental financial statements, including a balance sheet,
____________________
1We were listed on the Pacific Stock Exchange (the “PCX”) until such time as the PCX merged with the Archipelago Exchange (the “Arca”). On March 7, 2006, the Arca merged with the New York Stock Exchange (the “NYSE”) creating the NYSE Arca electronic trading platform. ZAP’s stock now trades on the NYSE Arca, however, the PCX rules still apply to all stock listed on the NYSE Arca, and all prior actions taken by the Arca or the PCX apply to our listing on the NYSE Arca.

income statement and cash flow statement.  The Board has determined that Guy Fieri qualifies as an audit committee financial expert as defined within Item 401 of Regulation S-B and Rule 5.3(k) of the NYSE Arca listing standards by virtue of having run his own businesses, which includes his responsibility for the accounting aspects of such businesses.

The Audit Committee assists the Board of Directors in its oversight of the quality and integrity of the accounting, auditing, and reporting practices of the Company. The Audit Committee’s role includes overseeing the work of the Company’s internal accounting and financial reporting and internal auditing processes and discussing with management the Company’s processes to manage business and financial risk, and for compliance with significant applicable legal, ethical, and regulatory requirements. The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the independent auditor engaged to prepare or issue audit reports on the financial statements and internal control over financial reporting of the Company. The Audit Committee relies on the expertise and knowledge of management, the internal auditors, and the independent auditor in carrying out its oversight responsibilities. The Committee’s specific responsibilities are delineated in the Audit Committee Charter. The Audit Committee Charter is available on the ZAP website at http://www.zapworld.com and attached to this Proxy Statement as Exhibit A.

Compensation Committee

The Board’s Compensation Committee is comprised of Louis Auletta and Guy Fieri. During 2005, the Compensation Committee met 3 times. Each member of the Compensation Committee satisfies the independence standards specified in Rule 5.3(k) of the NYSE Arca listing standards.  A copy of the Compensation Committee Charter is available on the ZAP website at http://www.zapworld.com. The Compensation Committee, among other things, advises the Board on all matters pertaining to compensation programs and policies, approves the compensation payable to each of the officers of the Company, reviews proposed compensation of executives as provided in the Company’s executive compensation plan and administers the Company’s stock option plans.

Corporate Governance and Nominating Committee

The Board’s Corporate Governance and Nominating Committee (the “Governance Committee”) is comprised of Matthias Heinze and Mark Haywood. During 2005, the Governance Committee met 3 times. Each member of the Governance Committee satisfies the independence standards specified in Rule 5.3(k) of the NYSE Arca listing standards.  The Governance Committee has adopted a charter, which has been ratified and approved by the Board.  A copy of the committee’s charter is available on the ZAP website at http://www.zapworld.com.

The Governance Committee, among other things, identifies, evaluates and recommends individuals qualified to be directors of the Company.  In evaluating candidates for nomination to the Board, the committee takes into account the applicable requirements for directors under the Exchange Act and the NYSE Arca listing standards.  Members of the Board of Directors should have the highest professional and personal ethics and values. They should have broad experience at the policy-making level in business, government, education, technology or public interest. They should be able to provide insights and practical wisdom based on their experience and expertise. They should be committed to enhancing shareholder value and should have sufficient time to effectively carry out their duties. Their service on other Boards of public companies should be limited to a reasonable number.

The Governance Committee annually reviews the appropriate skills and characteristics required of Board members in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of the shareholders. In conducting this assessment, the committee considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.

Code of Ethics

The Board has adopted a Code of Ethics to provide guidance on maintaining the Company’s commitment to being honest and ethical in its business endeavors.  The Code of Ethics covers a wide range of business practices, procedures and basic principles regarding corporate and personal conduct and applies to all directors, executives, officers and employees. A copy of the Code of Ethics is available on the ZAP website http://www.zapworld.com or may be obtained by written request submitted to the Corporate Secretary at ZAP, 501 Fourth Street, Santa Rosa, CA 95401.  The Company intends to satisfy any disclosure requirements regarding amendments to, or waivers from, any provision of the Code of Ethics by disclosing on the Company’s website, by press release and/or on a current report on Form 8-K.

Shareholder Communications with the Board

Any shareholder desiring to contact the Board, or any individual director, may do so by written communication directed to Mark Haywood, the independent director who has been designated by the Board to receive such communications.  Communications should be addressed to Mr. Mark Haywood, ZAP Director, 501 Fourth Street, Santa Rosa, CA 95401.  Any communications received that are directed to the Board will be processed by Mr. Haywood and distributed promptly to the Board or individual directors, as appropriate.  If it is unclear from the communication received whether it was intended or appropriate for the Board, Mr. Haywood will (subject to any applicable regulatory requirements) use his or her business judgment to determine whether such communication should be conveyed to the Board.

Selection of New Directors

Directors are elected annually by the shareholders at the Annual Meeting. The Board proposes a slate of nominees for consideration each year. Between Annual Meetings, the Board may elect directors to serve until the next Annual Meeting. The Governance Committee will consider qualified candidates for possible nomination that are submitted by shareholders in accordance with the Company's bylaws and policies regarding director nominations. Any shareholder nominations will be evaluated using the same criteria set forth in the Governance Committee Charter as are applicable to persons nominated by other sources.

Shareholders wishing to make such a submission may do so by providing all information regarding the nominee that would be required under applicable SEC proxy rules, including (in addition to the information required in the bylaws or by applicable law): (i) the full name and resident address of the nominee; (ii) the age of the nominee; (iii) the principal occupation of the nominee for the past five years; (iv) any current directorship held on public company boards; (v) the number of shares of the Company’s common stock held by the nominee, if any; and (vi) a signed statement of the nominee consenting to serve if elected. In addition, the stockholder making the nomination and the beneficial owner, if any, on whose behalf the nomination is being made must provide (i) the name and address, as they appear on the ZAP's books, of such shareholder and such beneficial owner, (ii) the class and number of shares of ZAP that are owned beneficially and of record by such shareholder and such beneficial owner, and (iii) any material interest of the shareholder and/or such beneficial owner in the nominee or the nominee's election as a director. Such information should be sent to the Governance Committee, c/o Corporate Secretary, ZAP, 501 Fourth Street, Santa Rosa, CA 95401.

In addition to potential director nominees submitted by shareholders, the Governance Committee considers candidates submitted by directors, as well as self-nominations by directors and, from time to time in its sole discretion, it may consider candidates submitted by a third-party search firm hired for the purpose of identifying director candidates. The committee has not retained a third-party search firm to assist in the identification or evaluation of Board member candidates for election to the Board at the Annual Meeting, although it may do so in the future. The Governance Committee investigates potential candidates and their individual qualifications, and evaluates all such candidates, including those submitted by stockholders, using the Board membership criteria set forth in the Committee’s Charter.

No candidates for director nominations were submitted to the Governance Committee by any shareholder in connection with the Annual Meeting.  Any shareholder desiring to present a nomination for consideration by the Governance Committee prior to the 2007 Annual Meeting must do so in accordance with the Company’s policies and bylaws.

EXECUTIVE OFFICERS

Set forth below is certain information regarding our executive officers, including age, principal occupation and the date each first became an executive officer.

Name (Age)	Present Executive Officers	Executive Officer Since
Gary Starr (50)	Mr. Starr co-founded ZAP in 1994 and has served as Chairman of the Board of Directors since October 2002. More detailed information regarding Mr. Starr’s business experience is set forth under “Directors.”	1994

Steven Schneider (45)	Mr. Schneider has served as Chief Executive Officer since October 2002. More detailed information regarding Mr. Schneider’s business experience is set forth under “Directors.”	2002

Renay Cude (29)	Ms. Cude serves as Corporate Secretary of ZAP and President of Voltage Vehicles, ZAP manufacturing and ZAP Rentals. More detailed information regarding Ms. Cude’s business experience is set for under “Directors.”	2002

William Hartman (58)	Mr. Hartman was appointed Chief Financial Officer in March 2001. He was engaged with the Company as a financial consultant starting in January 2001. Prior to his engagement at ZAP, Mr. Hartman provided financial and accounting consulting services to various Internet start up companies in the San Francisco Bay Area from 1999 to 2001. Mr. Hartman is a Certified Public Accountant in the State of California with a Masters in Accounting Degree from the State University of New York.	2001

Max Scheder-Bieschin (44)
Max Scheder-Bieschin was appointed President of ZAP on December 1, 2005 and served as Executive Vice President from October 14, 2005 until his appointment as President. Prior to joining ZAP, Mr. Scheder-Bieschin served as Managing Director of Corporate Finance for Deutsche Bank in Frankfurt, Germany from 2001 to 2004. From 1995 to 2001, Mr. Scheder-Bieschin led the mergers and acquisitions practice group at ING BHF Bank in Frankfurt and New York as Managing Director of Corporate Finance. Earlier in his career, he was a Principal with Fredericks Michael & Co., a New York-based mergers and acquisitions boutique investment banking firm, Associate Director in the Real Estate Investment Banking Group with Bear Stearns & Co. in New York, and a Staff Accountant with Peat, Marwick, Mitchell & Co. in New York. Mr. Scheder-Bieschin received a Bachelors degree in Economics from Stanford University and attended the Masters in Accounting program at New York University. He is also a graduate of the Executive Program in Strategy and Organization from the Stanford Graduate School of Business.
		2005

Family Relationships

There are no family relationships among any of our officers or directors.

Involvement in Certain Legal Proceedings

On March 1, 2002, the Company filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code with the United States Bankruptcy Court for the Northern District of California, Santa Rosa Division. At such time, Mr. Starr was an executive officer and director of the Company and Mr. Hartman was an executive officer of the Company. The plan of reorganization was confirmed on June 20, 2002 and the Bankruptcy Court closed the bankruptcy case on June 14, 2004.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes compensation earned in 2005, 2004 and 2003 by our Chief Executive Officer and the four other most highly paid individuals who were executive officers at the end of 2005 (collectively, the “Named Executive Officers”).

		ANNUAL COMPENSATION			LONG TERM COMPENSATION
					Awards		Payouts
Name	Year	Salary ($)	Bonus ($)	Other annual compensation ($)	Restricted stock awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)

Steven Schneider(1)	2005	120,000	-	-	-	633,796	-	-
Chief Executive Officer	2004	108,300	-	-	28,750	1,528,652	-	-
	2003	74,100	-	-	-	150,000	-	-

Gary Starr(2)	2005	120,000	-	-	-	633,796	-	-
Chairman of the Board	2004	108,300	-	-	28,750	1,528,652	-	-
	2003	74,100	-	-	-	150,000	-	-

William Hartman(3)	2005	115,000	-	-	-	500,000	-	-
Chief Financial Officer	2004	115,000	-	-	28,750	175,000	-	-
	2003	115,000	-	-	-	-	-	-

Renay Cude(4)	2005	40,000	30,000	17,000	-	633,796	-	-
Corporate Secretary	2004	40,000	-	23,000	58,000	1,279,408	-	-
	2003	40,000	-	-	-	161,700	-	-

Max Scheder-Bieschin(5)	2005	24,600	-	-	15,600	550,000	-	-
President	2004	-	-	-	-	-	-	-
	2003	-	-	-	-	-	-	-
____________________
(1)	As of December 31, 2005, the value of Mr. Schneider’s restricted stock award was $6,500 based on the closing price of ZAP common stock on December 30, 2005.
(2)	As of December 31, 2005, the value of Mr. Starr’s restricted stock award was $6,500 based on the closing price of ZAP common stock on December 30, 2005.
(3)	As of December 31, 2005, the value of Mr. Hartman’s restricted stock award was $6,500 based on the closing price of ZAP common stock on December 30, 2005.
(4)
Ms. Cude received a housing allowance of $12,000 and $18,000 in 2005 and 2004, respectively and a car allowance of $5,000 in 2005 and 2004. As of December 31, 2005, the value of Ms. Cude’s restricted stock award was $14,400 based on the closing price of ZAP common stock on December 30, 2005.

(5)
Mr. Scheder-Bieschin began providing consulting services in September 2005, was hired as Executive Vice President on October 14, 2005, and became President on December 1, 2005. He receives an annual salary of $120,000. He was granted 15,000 shares of restricted stock, valued at $15,600, based on the closing price of ZAP common stock on September 14, 2005, the date of grant. As of December 31, 2005, the value of Mr. Scheder-Bieschin’s restricted stock award was $3,900 based on the closing price of ZAP common stock on December 30, 2005.

The foregoing compensation table does not include certain fringe benefits made available on a nondiscriminatory basis to all our employees, such as group health insurance, paid parking, certain educational and training programs, vacation and sick leave. In addition, we make available certain non-monetary benefits to our executive officers, including a car allowance or access to a Company car, with a view to acquiring and retaining qualified personnel and facilitating job performance. We consider such benefits to be ordinary and incidental business costs and expenses. The aggregate value of such benefits in the case of each executive officer listed in the above table, other than Ms. Cude, which cannot be precisely ascertained but which is less than $50,000 and less than 10% of the annual salary of each such executive officer, is not included in such table.

Employment Agreements

We currently have employment agreements with three of our Named Executive Officers as described below.

Steve Schneider, Chief Executive Officer

We entered into an employment agreement with Steve Schneider on October 1, 2003. The agreement provides that Mr. Schneider will serve as our Chief Executive Officer through October 1, 2008 and receive a salary, benefits and options equal to the highest paid employee of ZAP, but in no event less than $75,000 per year. Mr. Schneider’s current salary is set at $120,000. In addition, the agreement provides that should ZAP become profitable, Mr. Schneider’s salary will automatically be increased by 10% for every $100,000 in profits calculated on a quarterly basis. Mr. Schneider annually receives a grant of stock options or warrants equal to 1% of the outstanding common stock of ZAP at an exercise price equal to 110% of the market price on the date of grant. Mr. Schneider also receives all other benefits as are afforded to our employees and a Company car, or a car allowance of $5,000 per year in lieu of a Company car. In the event ZAP terminates his employment without cause, Mr. Schneider is entitled to his full salary for the remainder of the term of the agreement. Should ZAP elect to terminate Mr. Schneider’s employment in the case of a merger or reclassify Mr. Schneider without cause prior to the expiration of the employment agreement, the Company must retain Mr. Schneider as an employee or consultant for a period of five years for an aggregate salary of $500,000, payable bi-monthly, or make a lump sum payment of $300,000. The agreement automatically renews for successive five year periods unless terminated by either party upon proper notice.

Gary Starr, Chairman of the Board

We entered into an employment agreement with Gary Starr on October 1, 2003. The agreement provides that Mr. Starr will serve as Chairman of the Board of Directors of ZAP through October 1, 2008 and receive a salary, benefits and options equal to the highest paid employee of ZAP, but in no event less than $75,000 per year. Mr. Starr’s current salary is set at $120,000. In addition, the agreement provides that should ZAP become profitable, Mr. Starr’s salary will automatically be increased by 10% for every $100,000 in profits, calculated on a quarterly basis. Mr. Starr annually receives a grant of stock options or warrants equal to 1% of the outstanding common stock of ZAP at an exercise price equal to 110% of the market price on the date of grant. Mr. Starr also receives all other benefits as are afforded to our employees and a Company car, or a car allowance of $5,000 per year in lieu of a Company car. In the event ZAP terminates his employment without cause, Mr. Starr is entitled to his full salary for the remainder of the term of the agreement. Should ZAP elect to terminate Mr. Starr’s employment in the case of a merger or reclassify Mr. Starr without cause prior to the expiration of the employment agreement, the Company must retain Mr. Starr as an employee or consultant for a period of five years for an aggregate salary of $500,000, payable bi-monthly, or make a lump sum payment of $300,000. The agreement automatically renews for successive five year periods unless terminated by either party upon proper notice.

Renay Cude, Corporate Secretary

We entered into an employment agreement with Renay Cude on October 1, 2003. The agreement provides that Ms. Cude will serve as Corporate Secretary of ZAP through October 1, 2008 and receive a salary, benefits and options equal to the highest paid non corporate officer-employee of ZAP, but in no event less than $36,000 per year. Ms. Cude’s current salary is set at $40,000. In addition, the agreement provides that should ZAP become profitable, Ms. Cude’s salary will automatically be increased by 10% for every $100,000 in profits, calculated on a quarterly basis. Ms. Cude annually receives a grant of stock options or warrants equal to 1% of the outstanding common stock of ZAP at an exercise price equal to 110% of the market price on the date of grant. Ms. Cude also receives all other benefits as are afforded to our employees and a Company car, or a car allowance of $5,000 per year in lieu of a

Company car. In the event ZAP terminates her employment without cause, Ms. Cude is entitled to her full salary for the remainder of the term of the agreement. Should ZAP elect to terminate Ms. Cude’s employment in the case of a merger or reclassify Ms. Cude without cause prior to the expiration of the employment agreement, the Company must retain Ms. Cude as an employee or consultant for a period of five years for an aggregate salary of $250,000, payable bi-monthly, or make a lump sum payment of $150,000. The agreement automatically renews for successive five year periods unless terminated by either party upon proper notice.

Option Grants in Last Fiscal Year

The following table reports information regarding grants of stock options to the Named Executive Officers during the fiscal year ended December 31, 2005.

Name	Number of securities underlying Options/ SARs granted (#)	Percent of total options/ SARs granted to employees in fiscal year	Exercise or base price ($/sh)	Expiration Date

Steven Schneider	316,898(1)	9.41%	$1.00	July 1, 2007
	316,898(2)	9.41%	$0.93	June 7, 2015

Gary Starr	316,898(3)	9.41%	$1.00	July 1, 2007
	316,898(4)	9.41%	$0.93	June 7, 2015

William Hartman	500,000(5)	14.84%	$1.00	July 1, 2007

Renay Cude	316,898(6)	9.41%	$1.00	July 1, 2007
	316,898(7)	9.41%	$0.93	June 7, 2015

Max Scheder-Bieschin	250,000(8)	7.42%	$1.04	September 14, 2015
	250,000(9)	7.42%	$1.20	July 1, 2007
	50,000(10)	1.48%	$0.65	December 1, 2015
____________________
(1)	Mr. Schneider was granted 316,989 K-2 warrants on June 7, 2005.
(2)	Mr. Schneider was granted 316,989 options from the 2002 Employee Stock Option Plan on June 7, 2005.
(3)	Mr. Starr was granted 316,989 K-2 warrants on June 7, 2005.
(4)	Mr. Starr was granted 316,989 options from the 2002 Employee Stock Option Plan on June 7, 2005.
(5)	Mr. Hartman was granted 500,000 K-2 warrants on June 7, 2005.
(6)	Ms. Cude was granted 316,989 K-2 warrants on June 7, 2005.
(7)	Ms. Cude was granted 316,989 options from the 2002 Employee Stock Option Plan on June 7, 2005.
(8)	Mr. Scheder-Bieschin was granted 250,000 options from the 2002 Employee Stock Option Plan on September 14, 2005.
(9)	Mr. Scheder-Bieschin was granted 250,000 B-2 warrants on September 14, 2005.
(10)	Mr. Scheder-Bieschin was granted 50,000 options from the 2002 Employee Stock Option Plan on December 1, 2005.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table reports certain information regarding outstanding stock options held at December 31, 2005 by the Named Executive Officers.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Unexercised Options at 12/31/05 (Exercisable / Unexercisable)	Value of Unexercised In-the-Money Options at 12/31/05 (Exercisable / Unexercisable)(1)

Steven Schneider	0	0	12,333,970(2)/834,084	$2,000/0

Gary Starr	0	0	5,405,218(3)/834,084	$2,000/0

William Hartman	0	0	901,949(4)/69,444	$1,250/0

Renay Cude	0	0	1,491,411(5)/658,493	$750/0

Max Scheder-Bieschin	0	0	279,167(6)/270,833	0/0

____________________
(1)	Value represents the difference between the closing price of the common stock on December 30, 2005 ($0.26) and the option exercise price.
(2)	Includes 11,636,454 warrants held by Mr. Schneider.
(3)	Includes 4,591,085 warrants held by Mr. Starr.
(4)	Includes 570,000 warrants held by Mr. Hartman.
(5)	Includes 1,031,654 warrants held by Ms. Cude.
(6)	Includes 250,000 warrants held by Mr. Scheder-Bieschin.

Equity Compensation Plan Information

We have adopted stock incentive plans to provide incentives to attract and retain officers, directors, key employees and consultants. We currently have reserved a total of 11,500,000 shares of our common stock for granting awards, including 1,500,000 shares under our 1999 Incentive Stock Option Plan and 10,000,000 shares under our 2002 Incentive Stock Option Plan. Both the 1999 plan and the 2002 plan were approved by our shareholders. As of December 31, 2005, 45,000 shares of common stock had been issued pursuant to options exercised out of the 2002 plan.

The following table sets forth a description of our equity compensation plans as of December 31, 2005:

Plan Category	Number of Securities to be issued upon exercise of outstanding options and other rights	Weighted-average exercise price of outstanding options and other rights	Number of securities remaining available for future issuance under equity compensation plans, (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	6,371,350	$1.04	5,083,650

Equity compensation plans not approved by security holders(1)	11,309,358	$1.65	232,873

Total	17,680,708	$1.43	5,316,523
___________________
(1)
As of December 31, 2005, there are 11,309,358 warrants outstanding that were issued pursuant to individual compensation arrangements not approved by shareholders and 232,873 shares reserved for future issuance pursuant to the 2004 Consultant Stock Plan, which was previously adopted by the Board to assist the Company in engaging individuals to provide consulting services. The specific issuances are described below under “Individual Equity Compensation Arrangements.” Pursuant to the rules of NYSE Arca, the Company must obtain shareholder approval for all future issuances of equity compensation and will not issue any of the 232,873 remaining shares reserved for issuance under the 2004 Consultant Stock Plan without obtaining prior shareholder approval.

Individual Equity Compensation Arrangements

As of December 31, 2005, there were a total of 3,079,500 Series B-2 warrants outstanding that were issued as equity compensation. These warrants, which expire on July 1, 2007 and have an exercise price of $1.20, were issued to the following individuals:

•	On October 9, 2002, Den Demers received 25,000 B-2 warrants for consulting services.
•	On November 8, 2002, Lee Bodmer received 100,000 B-2 warrants for construction services.
•	On November 12, 2002, Jeff Clay received 25,000 B-2 warrants for consulting services.
•	On March 5, 2003, International Broadcasting Corp. received 25,000 warrants for consulting services.
•	On March 12, 2003, Joe Mercier received 25,000 B-2 warrants for consulting services.
•	On March 13, 2003, Stan Elbaum received 5,000 B-2 warrants for marketing services.
•	On June 6, 2003, J. Brooks received 5,000 B-2 warrants for consulting services.
•	On September 15, 2003, John Wong received 10,000 B-2 warrants for consulting services.
•	On September 17, 2003, Wolfgang Hans Zieber received 7,000 B-2 warrants for contracting services.
•	On September 17, 2003, Robert Lee Zieber II received 7,000 B-2 warrants for contracting services.
•	On December 12, 2003, Jeff Banks received 50,000 B-2 warrants for consulting services.
•	On December 30, 2003, Kevin Schneider received 25,000 B-2 warrants for web design services.
•	On January 8, 2004, Evan Rapoport received 895,500 B-2 warrants for consulting services.
•	On January 23, 2004, Kevin Schneider received 25,000 B-2 warrants for web design services.
•	On March 24, 2004, Mark Levin received 650,000 B-2 warrants for consulting services.
•	On May 11, 2004, Marlin Financial Group received 50,000 B-2 warrants for consulting services.
•	On November 16, 2004, Matthias Heinze received 100,000 B-2 warrants for consulting services.
•	On September 14, 2005, Ricardo Silva Machado received 500,000 B-2 warrants for consulting services.
•	On September 14, 2005, Max Scheder-Bieschin received 250,000 B-2 warrants pursuant to his employment.
•	On September 15, 2005, Marketing Productions received 150,000 B-2 warrants for consulting services.
•	On September 15, 2005, Ran Furman received 80,000 B-2 warrants as commission payment.
•	On September 15, 2005, Legend Merchant received 20,000 B-2 warrants as commission payment.
•	On November 7, 2005, Jose Martin received 50,000 B-2 warrants for consulting services.

As of December 31, 2005, there were a total of 5,044,858 Series K-2 warrants outstanding that were issued as equity compensation. These warrants, which expire on July 1, 2007 and have an exercise price of $1.00, were issued to the following individuals:

•	On December 2, 2003, Gary Starr received 150,000 K-2 warrants pursuant to his employment.
•	On December 3, 2003, Steve Schneider received 150,000 K-2 warrants pursuant to his employment.
•	On April 12, 2004, Alex Campbell received 25,000 K-2 warrants pursuant to his employment.
•	On April 12, 2004, Fernando Cancela received 25,000 K-2 warrants pursuant to his employment.
•	On April 21, 2004, Sunshine 511 Holdings received 1,000,000 K-2 warrants for consulting services.
•	On June 23, 2004, Peter Richard received 100,000 K-2 warrants pursuant to his employment.
•	On August 30, 2004, Renay Cude received 200,104 K-2 warrants pursuant to her employment.
•	On August 30, 2004, Steve Schneider received 200,104 K-2 warrants pursuant to his employment.
•	On August 30, 2004, Peter Richard received 50,000 K-2 warrants pursuant to his employment.
•	On August 30, 2004, William Hartman received 50,000 K-2 warrants pursuant to his employment.
•	On October 1, 2004, Christina Diaz received 50,000 K-2 warrants pursuant to her employment.
•	On November 8, 2004, William Mitchell received 50,000 K-2 warrants pursuant to his employment.
•	On November 16, 2004, Steve Schneider received 514,652 K-2 warrants pursuant to his employment.

•	On November 16, 2004, Gary Starr received 514,652 K-2 warrants pursuant to his employment.
•	On November 16, 2004, Renay Cude received 514,652 K-2 warrants pursuant to her employment.
•	On June 7, 2005, Steve Schneider received 316,898 K-2 warrants pursuant to his employment.
•	On June 7, 2005, Gary Starr received 316,898 K-2 warrants pursuant to his employment.
•	On June 7, 2005, Renay Cude received 316,898 K-2 warrants pursuant to her employment.
•	On June 7, 2005, William Hartman received 500,000 K-2 warrants pursuant to his employment.

As of December 31, 2005, there were a total of 825,000 $1.50 warrants outstanding that were issued as equity compensation. These warrants, which expire on August 15, 2012 and have an exercise price of $1.50, were issued to the following individuals:

•	On September 20, 2005, Allan Browne received 165,000 $1.50 warrants as attorneys’ fees.
•	On September 20, 2005, Edward A. Woods received 165,000 $1.50 warrants as attorneys’ fees.
•	On September 20, 2005, Benjamin D. Scheibe received 60,000 $1.50 warrants as attorneys’ fees.
•	On September 20, 2005, Peter W. Ross received 105,000 $1.50 warrants as attorneys’ fees.
•	On September 20, 2005, Robert B. Broadbelt received 37,500 $1.50 warrants as attorneys’ fees.
•	On September 20, 2005, Sylvia P. Lardiere received 37,500 $1.50 warrants as attorneys’ fees.
•	On September 20, 2005, Miles Feldman received 30,000 $1.50 warrants as attorneys’ fees.
•	On September 20, 2005, Eric George received 127,500 $1.50 warrants as attorneys’ fees.
•	On September 20, 2005, Michael A. Bowse received 22,500 $1.50 warrants as attorneys’ fees.
•	On October 21, 2005, Thomas Graver received 75,000 $1.50 warrants for consulting services.

As of December 31, 2005, there were a total of 80,000 $2.50 warrants outstanding that were issued as equity compensation. These warrants, which have an expiration date of July 7, 2009 and an exercise price of $2.50, were issued to the following individuals:

•	On October 26, 2004, Virginia Medeiros received 50,000 $2.50 warrants for public relations services.
•	On February 15, 2005, Mark Groussman received 30,000 $2.50 warrants as commission payment.

On February 15, 2005, we issued 30,000 $4.00 warrants to Mark Groussman as commission payment. These warrants expire on February 15, 2008 and have an exercise price of $4.00.

On February 15, 2005, we issued 1,125,000 $3.05 warrants to Trilogy for investor relations services. These warrants expire on February 15, 2008 and have an exercise price of $3.05.

On February 15, 2005, we issued 562,500 $4.05 warrants to Trilogy for investor relations services. These warrants expire on February 15, 2008 and have an exercise price of $4.05.

On February 15, 2005, we issued 562,500 $4.75 warrants to Trilogy for investor relations services. These warrants expire on February 15, 2008 and have an exercise price of $4.75.

STOCK OWNERSHIP

The following table sets forth certain information, as of April 21, 2006, with respect to the holdings of (1) each person who is the beneficial owner of more than five percent of our common stock, (2) each of our directors, (3) the CEO and each Named Executive Officer, and (4) all of our directors and executive officers as a group.

Beneficial ownership of the common stock is determined in accordance with the rules of the Securities and Exchange Commission and includes any shares of common stock over which a person exercises sole or shared voting or investment powers, or of which a person has a right to acquire ownership at any time within 60 days of April 21, 2006. Except as otherwise indicated, and subject to applicable community property laws, the persons named in this table have sole voting and investment power with respect to all shares of common stock held by them. Applicable percentage ownership in the following table is based on 34,454,616 shares of common stock outstanding as of April 21, 2006, plus, for each individual, any securities that individual has the right to acquire within 60 days of April 21, 2006.

Unless otherwise indicated below, the address of each of the principal shareholders is c/o ZAP, 501 Fourth Street, Santa Rosa, California 95401.

Name and Address	Shares Beneficially Owned	Percentage of Class

Beneficial Owners of More than 5%:
Sunshine 511 Holdings (1)	3,000,000	8.0%
101 N. Clematis Street, Suite 511 West Palm Beach, Florida 33401

Daka Development Ltd. (2)	3,007,055	8.2%
8/F Leroy Plaza, Unit C 15 Cheung Shun Street Chung Sha Wan Kin, Hong Kong

Fusion Capital Fund II, LLC (3)	2,500,750	6.8%
222 Merchandise Mart Plaza, Suite 9-112 Chicago, IL 60654

Jeffrey G. Banks (4)	4,522,993	12.2%
1314 Sunny Hills Road Oakland, CA 94610

Phi-Nest Fund, LP (5)	2,593,162	7.5%
2385 Executive Drive, Suite 100 Boca Raton, Florida 33431

Current Directors, Nominees and Named Executive Officers:
Steven Schneider (6)	15,480,845	32.9%

Gary Starr (7)	6,540,472	16.3%

William Hartman (8)	696,389	2.0%

Renay Cude (9)	1,645,651	4.6%

Max Scheder-Bieschin (10)	344,167	1.0%

Guy Fieri (11)	93,482	*

Mark Haywood	200,500	*

Matthias Heinze (12)	250,000	*

Louis Auletta (13)	50,004	*

All Directors and Executive Officers as a group (9 persons)	25,301,338	45.6%
_______________
*	Less than 1%.

(1)
Represents 3,000,000 warrants to purchase common stock. The managing partner is Andrew Schneider, a cousin of ZAP’s CEO. The address for Sunshine 511 Holdings is 101 N. Clematis Street, Suite 511, West Palm Beach, FL 33401.

(2)
Includes 2,352,056 warrants to purchase common stock. The managing partner is Raymond Chow. The address for Daka Development is Unit C 8/F Leroy Plaza, 15 Cheung Shun Street, Chung Sha Wan Kin, Hong Kong.

(3)
Represents 2,500,750 warrants to purchase common stock. Pursuant to the terms of the warrant, Fusion Capital is not entitled to exercise the warrants to the extent such exercise would cause the aggregate number of shares of common stock beneficially owned by Fusion Capital to exceed 9.9% of the outstanding shares of the common stock following such exercise. Steve Martin is the managing partner. The address for Fusion Capital is 222 Merchandise Mart Plaza, Suite 9-112, Chicago, IL 60654.

(4)	Includes 2,550,000 warrants to purchase common stock.
(5)
In December 2004, the Company issued 2.9 million shares of common stock as collateral for a $1 million loan. The loan agreement was subsequently amended allowing Phi-Nest to purchase and sell 500,000 shares of common stock for $1.16 per share. On March 30, 2006, the Company received $500,000 as partial payment from the sale. The collateral was reduced to 2.4 million shares and the loan is still pending. The address for Phi-Nest Fund, L.P. is 2385 Executive Drive, Suite 100, Boca Raton, FL 33431. Mr. Howard Deverett is the Fund Manager.

(6)	Includes 11,636,454 shares of common stock issuable upon the exercise of various warrants and 919,391 shares of stock issuable upon the exercise of stock options.
(7)	Includes 4,601,085 shares of common stock issuable upon the exercise of various warrants and 1,036,058 shares of stock issuable upon the exercise of stock options.
(8)	Includes 570,000 shares of common stock issuable upon the exercise of various warrants and 101,389 shares of stock issuable upon the exercise of stock options.
(9)	Includes 1,031,654 shares of common stock issuable upon the exercise of various warrants and 558,632 shares of stock issuable upon the exercise of stock options.
(10)	Includes 250,000 shares of common stock issuable upon the exercise of various warrants and 79,167 shares of stock issuable upon the exercise of stock options.
(11)	Includes 56,944 shares of common stock issuable upon the exercise of stock options.
(12)	Includes 100,000 shares of common stock issuable upon the exercise of warrants and 150,000 shares of stock issuable upon the exercise of stock options.
(13)	Includes 25,000 shares of common stock issuable upon the exercise of stock options.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers, directors and persons beneficially owning more than 10% of the outstanding common stock of the Company to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission (“SEC”). Officers, directors, and greater than 10% beneficial owners of common stock are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. The Company believes that during the fiscal year ended December 31, 2005, the following officers and directors failed to timely file an initial statement of beneficial ownership of securities on Form 3:

•	Guy Fieri failed to timely file. The Form 3 was filed on March 15, 2006.
•	Louis Auletta failed to timely file. The Form 3 was filed on March 24, 2006.
•	Matthias Heinze failed to timely file. The Form 3 was filed on January 30, 2006.
•	Renay Cude failed to timely file. The Form 3 was filed on November 29, 2005.
•	Bill Hartman failed to timely file. The Form 3 was filed on January 27, 2006.
•	Max Scheder-Bieschin failed to timely file. The Form 3 was filed on October 26, 2005.
•	Mark Haywood failed to timely file. The Form 3 was filed on March 7, 2006.

The Company believes that during the fiscal year ended December 31, 2005, the following officers and directors failed to timely report certain transactions on Form 4s:

•	Guy Fieri failed to file a Form 4 for three transactions with a net increase of 25,000 shares and 100,000 options. These transactions were filed on a Form 3 on March 15, 2006.

•	Louis Auletta failed to file a Form 4 for two transactions with a net increase of 25,000 shares of common stock and 25,000 options. These transactions were filed on a Form 3 on March 24, 2006.
•
Gary Starr failed to file a Form 4 for six transactions with a net increase of 301,898 warrants and 316,898 options and a net decrease of 110,000 shares of common stock. These transactions were filed on a Form 4 on March 14, 2006.

•
Steve Schneider failed to file a Form 4 for nine transactions with a net decrease of 153,302 warrants and a net increase of 316,898 options. These transactions were filed on a Form 4 on March 24, 2006.

•
Renay Cude failed to file a Form 4 for ten transactions with a net increase of 1,118,250 options, 55,365 shares of common stock and 1,031,654 warrants. The earliest of these transactions date back to 2002.  These transactions were filed on a Form 3, a Form 4 and two Form 5s on November 29, 2005.

•
Bill Hartman failed to file a Form 4 for thirteen transactions with a net increase of 57,666 shares of common stock, 300,000 options and 580,000 warrants. The earliest of these transactions date back to 2001. These transactions were filed on a Form 3 on January 27, 2006.

As of the date of this Proxy Statement, the Company is not aware of any filings made by 10% beneficial owners of our common stock and believes that all such beneficial owners failed to file Forms 3 and 4.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Property Leases

We lease land, office and warehouse space from Mr. Schneider, our Chief Executive Officer and a director of the Company. These properties are used to operate the car outlet and to store inventory. Rental expense under these leases was approximately $196,000 and $131,000, in the aggregate, for the years ended December 31, 2005 and 2004, respectively. The 3362 Fulton Road, 3405 Fulton Road and 1025 River Road locations in Santa Rosa are leased by The RAP Group. The 2129 Santa Rosa Avenue location in Santa Rosa is leased by ZAP. In 2004, certain leasehold improvements in the amount of $65,000 made by the Company on these rental properties were abandoned in favor of Mr. Schneider.

Consulting Services

In November and December 2003, the Company entered into certain agreements with two cousins of Mr. Schneider, our Chief Executive Officer. One cousin, Kevin Schneider, received 50,000 B-2 restricted warrants and 25 shares of preferred stock, which was later converted into 50,000 shares of restricted common stock. The stock and warrants were issued for website design services valued at $25,000. The other cousin, Andrew Schneider, received 200,000 shares of unrestricted common stock in January 2004. The shares were issued for investor relations and capital raising services to be provided through March 11, 2007.

In April 2004, the Company issued 2,000,000 B-2 restricted warrants and 1,000,000 K-2 restricted warrants to Sunshine 511 Holdings for investor relations and capital raising services, valued at approximately $1.5 million, to be provided through March 11, 2007. The managing partner of Sunshine 511 Holdings is Andrew Schneider, the cousin of Mr. Schneider, our Chief Executive Officer. The resulting fair value of $5.6 million (which includes amounts related to warrant repricings) was recorded as prepaid consulting services.

Inventory Purchase

In December 2005, the Company purchased $177,204 in inventory from Daka Development Ltd. in consideration for the issuance of 192,613 shares of common stock. Daka is deemed the beneficial owner of approximately 8% of our outstanding common stock.

Also in December 2005, the Company purchased $177,204 in inventory from Rotoblock Corporation, an affiliated entity. Matthias Heinze is the President of Rotoblock, Renay Cude serves as the Secretary and a director of Rotoblock and Steve Schneider is a director of Rotoblock. The Company has not yet paid Rotoblock for this inventory purchase and the parties are currently negotiating the settlement of this obligation.

PROPOSAL NO. 2

AUTHORIZATION FOR THE BOARD TO EFFECT A
REVERSE STOCK SPLIT

General

You are being asked to vote on an amendment to our Amended and Restated Articles of Incorporation that would provide the Board of Directors the ability to effect a reverse stock split of all outstanding shares of our common stock in one of the following ratios: 1-for-4 or 1-for-6, in the event that our common stock fails to satisfy the minimum bid price requirement of the NYSE Arca as set forth below. The Board of Directors has unanimously adopted a resolution seeking shareholder approval of an amendment to ZAP’s Amended and Restated Articles of Incorporation to effect a reverse stock split of ZAP common stock. If the reverse stock split is approved by the shareholders, the Board of Directors may subsequently approve and effect, in its sole discretion, the reverse stock split based on its determination of whether the reverse stock split is necessary and advisable to maintain the continued listing requirements of the NYSE Arca. If this amendment is approved by shareholders, the Board of Directors would have the authority to effect a reverse stock split at the ratios indicated above at any time until June 18, 2007. Notwithstanding approval of this proposal by shareholders, the Board of Directors shall not effect a reverse stock split unless required to do so to maintain ZAP’s status as a listed company on the NYSE Arca.

An amendment to our Amended and Restated Articles of Incorporation is required to effect the reverse stock split. The form of the proposed amendment to effect the reverse stock split is as follows:

The Amended and Restated Articles of Incorporation of the Corporation, filed with the Secretary of State of the State of California on December 15, 2004, is hereby amended by deleting Section 1 of Article III thereof in its entirety and substituting the following in lieu thereof:

1. The Corporation shall be authorized to issue 100,000,000 shares of Common Stock. Each share of Common Stock shall entitle the holder thereof to one (1) vote on each matter submitted to a vote of the stockholders.

Upon the filing of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation with the Office of the Secretary of State, shares of Common Stock held by each holder of record on such date shall be automatically combined at the rate of [one-for-four or one-for-six] without any further action on the part of the holders thereof or this Corporation. No fractional shares shall be issued. All fractional shares owned by each holder of record will be aggregated and to the extent, after aggregating all fractional shares, any registered holder is entitled to a fraction of a share, he shall be entitled to receive one whole share in respect of such fraction of a share.

If our shareholders approve the amendment to our Amended and Restated Articles of Incorporation to effect the reverse stock split and the Board of Directors deems it necessary to proceed with the reverse stock split, we will file a certificate of amendment to our Amended and Restated Articles of Incorporation with the Secretary of State of the State of California as soon as possible after we receive the approval.

Reasons for the Reverse Stock Split

ZAP’s common stock is quoted on the NYSE Arca2  under the symbol “ZP.” In order for our common stock to continue to be quoted on the NYSE Arca, we must satisfy various listing maintenance
____________________
2We were listed on the Pacific Stock Exchange (the “PCX”) until such time as the PCX merged with the Archipelago Exchange (the “Arca”). On March 7, 2006, the Arca merged with the New York Stock Exchange (the “NYSE”) creating the NYSE Arca electronic trading platform. ZAP’s stock now trades on the NYSE Arca, however, the PCX rules still apply to all stock listed on the NYSE Arca, and all prior actions taken by the Arca or the PCX apply to our listing on the NYSE Arca.

standards established by the listing exchange. Among other things, as such requirements pertain to us, NYSE Arca requires our common stock to have a minimum bid price of at least $1.00 per share. On December 19, 2005, the exchange notified us of our non-compliance with the $1.00 bid price requirement and gave us until June 18, 2006, the date of our Annual Meeting, to regain compliance with that requirement. On May 3, 2006, we were notified by NYSE Arca that our common stock had met or exceeded the $1.00 minimum threshold for 30 consecutive trading days and, accordingly, we had regained compliance with the continued listing share price requirement. As a result, it does not appear that it will be necessary to effect a reverse stock split. However, our Board has decided to ask shareholders to approve the reverse stock split proposal because if the stock price falls below $1.00 per share in the future, our common stock could again be subject to delisting from NYSE Arca and it may be necessary for the Board to implement a reverse stock split. At the close of market on May 3, 2006, our shares were trading for $2.05 a share.

If the NYSE Arca were to de-list our common stock, it may qualify to trade on the OTC Bulletin Board or in the “pink sheets” maintained by the National Quotation Bureau, Inc., or another market. Each of these markets is generally considered to be a less efficient market than the NYSE Arca. From October 2005 to March 2006, our common stock had been trading below NYSE Arca’s minimum bid price requirement of $1.00 per share. To attempt to avoid de-listing in the event that our common stock trades below $1.00 per share again, we propose that the Board of Directors have the authority to effect a reverse stock split for the purpose of increasing the market price of our common stock above the NYSE Arca minimum bid requirement. ZAP believes that it currently complies with all other requirements for continued listing on the NYSE Arca, although we may be unable to continue to meet these requirements in the future. The Board of Directors considered the potential harm to ZAP of being de-listed from NYSE Arca, and determined that a reverse stock split, if necessary, would be the best way to attempt to comply with NYSE Arca’s minimum bid price listing standard.

Shareholders should recognize that if the reverse split is effectuated, they will own a fewer number of shares than they currently own. While we expect that the reverse split will result in an increase in the market price of our common stock, the reverse split may not increase the market price of our common stock, as an increase is dependent upon many factors, including our performance, prospects and other factors. The history of similar reverse stock splits for companies in like circumstances is varied. The per-share market price of our common stock after the reverse split may not exceed or remain in excess of the $1.00 minimum bid price as required by NYSE Arca. In addition, ZAP could be de-listed due to a failure to meet other continued NYSE Arca listing requirements even if the market price per share of our common stock after the reverse split remains above $1.00.

The market price of ZAP’s common stock will also be based on ZAP’s performance and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is effected and the market price of ZAP’s common stock declines, the percentage decline as an absolute number and as a percentage of ZAP’s overall market capitalization may be greater than would occur in the absence of a reverse stock split. Furthermore, the liquidity of ZAP’s common stock could be adversely effected by the reduced number of shares that would be outstanding after the reverse stock split. In addition, the reverse split will likely increase the number of shareholders of ZAP who own odd lots (less than 100 shares). Shareholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as greater difficulty in effecting such sales. Consequently, the reverse split may not achieve the desired results that have been outlined above.

Our Board of Directors also believes that the current market price of our common stock may impair its acceptability to institutional investors, professional investors and other members of the investing public. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential buyers of our common stock. In addition, analysts at many leading brokerage firms are reluctant to recommend lower-priced stocks to their clients or monitor the activity of lower-priced stocks. A variety of brokerage house policies and practices also tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of those policies and practices pertain to the payment of brokers’ commissions and to time-consuming procedures that function to make the handling of lower-priced stocks unattractive to brokers from an economic standpoint. Our Board of Directors believes that if the reverse stock split has the effect of raising the trading price of our common stock, this will increase the attractiveness of our common stock to the investment community and possibly promote greater liquidity for our existing shareholders.

Timing, Procedure and Effective Date

To effect a reverse stock split, the Board would set the timing for such a split and select the specific ratio from among the two ratios set forth in this proposal. No further action on the part of shareholders will be required to either implement or abandon a reverse stock split. We will communicate to the public prior to the effective date of a reverse stock split additional details regarding the reverse stock split, including the specific ratio the Board of Directors selects. If this proposal is approved and the Board of Directors does not implement the reverse stock split prior to June 18, 2007, the Board’s authority to implement a reverse stock split will terminate. The Board of Directors shall not proceed with a reverse stock split if such an action is not required by the NYSE Arca.

If the shareholders approve this proposal and the Board of Directors decides to implement a reverse stock split at any time prior to June 18, 2007, we will file an Amendment with the Secretary of State of the State of California to amend our existing Amended and Restated Articles of Incorporation. A reverse stock split will become effective on the date of filing of the Amendment, which is referred to as the “effective date.” As soon as practicable after the effective time, shareholders will be notified that the reverse stock split has been effected. ZAP’s transfer agent, Continental Stock Transfer & Trust Co., will act as exchange agent for purposes of implementing the exchange of stock certificates. We refer to such person as the “exchange agent.” Holders of pre-reverse stock split shares will be asked to surrender certificates representing such shares in exchange for certificates representing post-reverse stock split shares in accordance with the procedures to be set forth in the letter of transmittal ZAP sends to its shareholders. No new certificates will be issued to a shareholder until such shareholder has surrendered such shareholder’s outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent. Any pre-reverse stock split shares submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for post-reverse stock split shares. SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

The text of the Amendment is set forth above and is subject to modification to include such changes as may be required by the Secretary of State of the State of California and as the Board of Directors deems necessary and advisable to effect the reverse stock split, including the applicable ratio for a reverse stock split.

Principal Effects of the Reverse Stock Split

On April 21, 2006, 100,000,000 million shares of our common stock were authorized for issuance. Of these, 34,454,616 shares, or 34.45%, were issued and outstanding. The following table shows the number of shares of our common stock that would be issued and outstanding under each of the proposed reverse stock split ratios, based on our capitalization as of April 21, 2006, and not taking into account Proposal No. 3 which seeks an increase in our authorized common stock to 200,000,000.

Reverse Stock Split Ratio for Issued and Reserved Common Stock	1:4	1:6
Number of Shares of Common Stock Issued and Outstanding After Reverse Stock Split	8,613,654	5,742,436
Total Number of Shares of Common Stock Issued and Outstanding A Percent of Authorized Shares After Reverse Stock Split	8.61%	5.74%

If our shareholders approve the reverse stock split proposal and our Board of Directors implements the reverse stock split, the reverse stock split would have the following effects:

•
every 4 or 6 shares of our common stock owned by a shareholder, depending on the ratio adopted by the Board of Directors, will automatically be changed into and become one new share of our common stock;

•	increase the proportion of unissued authorized shares to issued shares;

•	proportionate adjustments will be made to the conversion rate of any outstanding preferred stock;

•
proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants entitling the holders thereof to purchase shares of our common stock, which will result in approximately the same aggregate price being required to be paid for such options or warrants upon exercise of such options or warrants immediately preceding the reverse stock split; and

•	the number of shares reserved for issuance under our existing stock option plans and employee stock purchase plans will be reduced proportionately based on the reverse stock split ratio.

The reverse stock split will be effected simultaneously for all of our common stock. The reverse stock split will affect all of our shareholders uniformly and will not affect any shareholder’s percentage ownership interests in ZAP.

Fractional Shares. In order to save the expense and inconvenience of issuing fractional shares, the Company will not issue fractional share certificates evidencing shares of common stock in connection with the reverse stock split. The Company will issue one additional whole share to shareholders who would otherwise be entitled to a fractional share. If the same shareholder is the owner of shares under multiple share certificates, then the number of shares we will issue in connection with the reverse stock split shall be computed on the basis of the aggregate shares owned under all certificates.

Authorized Shares; Future Stock Issuances. Upon effectiveness of the reverse stock split, the number of authorized shares of common stock that are not issued or outstanding would increase from approximately 65,545,384 million shares to approximately 94,257,564 million shares, based on the number of shares of common stock outstanding on April  21, 2006 and assuming a 1-for-6 reverse stock split is chosen by the Board. If shareholders approve Proposal No. 3 increasing the authorized shares of common stock of the Company, the number of authorized shares of common stock that are not issued or outstanding would increase from approximately 165,545,384 million shares to approximately 194,257,564 million shares, based on the number of shares of common stock outstanding on April 21, 2006 and assuming a 1-for-6 reverse stock split is chosen by the Board.

We will continue to have 50,000,000 shares of preferred stock authorized, of which 8,000 shares are currently designated as Series SA Preferred Stock issued and outstanding. As of this date of this Proxy Statement, we are negotiating with the holder of the Series SA Preferred Stock to cancel these shares. Any additional shares of Preferred Stock will be available for issuance from time to time for corporate purposes such as raising additional capital, acquisitions of companies or assets and sales of stock or securities convertible into common stock. We believe that the availability of the additional shares will provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment. If we issue additional shares, the ownership interests of holders of our common stock may be diluted. Also, if we issue shares of our preferred stock, the issued shares may have rights, preferences and privileges senior to those of our common stock. We have no current plan to issue these additional shares.

Accounting Matters. The reverse stock split will not effect the value of ZAP’s common stock. The reverse stock split will not impact the amounts reported as common stock or total shareholders’ equity on ZAP’s balance sheet. The per share net income or loss and net book value of ZAP’s common stock will be increased because there will be fewer shares of ZAP’s common stock outstanding.

Potential Anti-Takeover Effect. Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of ZAP’s Board or contemplating a tender offer or other transaction for the combination of ZAP with another company), the reverse stock split proposal is not being proposed in response to any effort of which we are aware to accumulate ZAP’s shares of common stock or obtain control of ZAP, nor is it part of a plan by management to recommend a series of similar amendments to ZAP’s Board and shareholders. Other than the reverse stock split proposal and Proposal No. 3 below, ZAP’s Board does not currently contemplate recommending the adoption of any other amendments to ZAP’s Amended and Restated Articles of Incorporation that could be construed to effect the ability of third parties to take over or change the control of ZAP.

No Appraisal Rights. Under the General Corporation Law of the State of California, our shareholders are not entitled to dissenter’s rights or appraisal rights with respect to a reverse stock split, and we will not independently provide shareholders with any such rights.

Certain United States Federal Income Tax Consequences

The following is a summary of certain United States federal income tax consequences of the reverse stock split generally applicable to the holders of ZAP shares. This summary addresses only such shareholders who hold their pre-reverse stock split shares as capital assets and will hold the post-reverse stock split shares as capital assets. This discussion does not address all United States federal income tax considerations that may be relevant to particular shareholders in light of their individual circumstances or to shareholders that are subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, holders who received their shares pursuant to the exercise of employee stock options or otherwise as compensation, and foreign shareholders. The following summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations thereunder, judicial decisions and current administrative rulings, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. Tax consequences under state, local, foreign, and other laws are not addressed herein. Our view regarding the tax consequences of a reverse stock split is not binding on the Internal Revenue Service or the courts. ACCORDINGLY, EACH SHAREHOLDER SHOULD CONSULT WITH THE SHAREHOLDER’S OWN TAX ADVISOR WITH RESPECT TO THE POTENTIAL TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT.

Exchange Pursuant to Reverse Stock Split. No gain or loss will be recognized by a shareholder upon such shareholder’s exchange of pre-reverse stock split shares for post-reverse stock split shares pursuant to the reverse stock split. The aggregate tax basis of the post-reverse stock split shares received in the reverse stock split will be equal to the aggregate tax basis of the pre-reverse stock split shares exchanged therefor, and the holding period of the post-reverse stock split shares will include the holding period of the pre-reverse stock split shares.

Vote Required

The affirmative vote of the holders of a majority of the outstanding shares of common stock will be required to approve the authorization of the Board of Directors to effect the reverse stock split by amendment of the Company’s Amended and Restated Articles of Incorporation. As a result, abstentions and broker non-votes, if any, will have the same effect as a vote against this proposal. Brokers may have the authority to vote on this proposal when they have not received instructions from the beneficial owner.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE REVERSE SPLIT OF COMMON STOCK.

PROPOSAL NO. 3

AUTHORIZATION FOR THE BOARD TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK

The Board of Directors has approved and recommends that the shareholders adopt an amendment to ZAP’s Amended and Restated Articles of Incorporation to increase the total authorized shares of common stock of the Company from 100 million to 200 million. The Company is currently authorized to issue 50 million shares of preferred stock, and the proposed amendment will not affect this authorization.

To effect the increase in authorized shares of our common stock, it is proposed that the first paragraph of Article III of our Amended and Restated Articles of Incorporation be amended to read in its entirety as follows:

“The Corporation shall be authorized to issue 200,000,000 shares of Common Stock. Each share of Common Stock shall entitle the holder thereof to one (1) vote on each matter submitted to a vote of the shareholders.”

Outstanding Shares

As of April 21, 2006, 34,454,616 shares of common stock were issued and outstanding, 9,598,122 shares of common stock are reserved for issuance upon exercise of options that are outstanding or reserved for issuance under the Company’s equity incentive plans; 52,178,415 shares of common stock are reserved for issuance upon the exercise of outstanding warrants; and the remaining shares of common stock are reserved for issuance upon the conversion of outstanding Series SA Preferred Stock.

Purpose for the Proposed Amendment

As of April 21, 2006, the Company has no shares of common stock available for general corporate purposes based on the number of shares outstanding and the number of shares reserved for future issuances as described above. We are currently negotiating with the holder of the Series SA Preferred Stock to cancel those shares. Should the holder agree to cancel those shares, we will have 3,768,847 shares of common stock available for general corporate purposes. As a general matter, the Board of Directors does not believe this is an adequate number of shares to assure that there will be sufficient shares available to respond to future business requiring the issuance of shares, including consummation of common stock-based financing, acquisition transactions involving the issuance of common stock, issuances of common stock under the Company’s equity compensation plans, stock splits or dividends and the issuance of common stock for other general corporate purposes. Although the Company has no present plans to issue additional common stock, approval of the proposed amendment to the Articles will allow the Company to act promptly in the event opportunities requiring the issuance of additional shares arise. Failure of the shareholders to approve the proposed amendment would adversely affect the Company’s ability to pursue such opportunities.

Certain Effects of the Proposed Amendment

We are not introducing this proposal with the intent that it be utilized as a type of anti-takeover device. However, this action could, under certain circumstances, have an anti-takeover effect. For example, if we became the subject of a hostile takeover attempt, we could attempt to obstruct the takeover by issuing shares of common stock, which would have the effect of diluting the voting power of the outstanding shares and increasing the cost of the potential takeover. In addition, the increase in authorized shares, if approved, may have the effect of discouraging a challenge for control or make it less likely that such a challenge, if attempted, would be successful. Our Board of Directors and executive officers have no knowledge of any current effort to obtain control of ZAP or to accumulate large amounts of our common stock, and this proposal is not being presented as an anti-takeover device.

The proposed amendment to the Amended and Restated Articles of Incorporation does not change the terms of the common stock. All shares of common stock, including those now authorized and those that would be authorized by the proposed amendment to our Amended and Restated Articles of Incorporation, are equal in rank and have the same voting rights, the same rights to dividends and the same liquidation rights. Holders of the common stock do not have preemptive rights or appraisal rights. However, shareholders should consider that additional issuances of common stock could have a dilutive effect on the earnings per share, voting power and share holdings of current shareholders.

Authorized shares of common stock may be issued by the Board of Directors from time to time without further shareholder approval, except in situations where shareholder approval is required by state law or the rules of the NYSE Arca. Shareholders of the Company have no preemptive right to acquire additional shares of common stock, which means that current shareholders do not have a right to purchase any new issue of shares of common stock in order to maintain their proportionate ownership interest in the Company.

Reserved Shares upon Approval of the Amendment

If this proposal is approved by a majority of the shareholders entitled to vote on this proposal, and after taking into account the reserve requirements described above, we will have 103,768,847 shares of common stock available for general corporate purposes. If shareholders approve Proposal No. 2 and the Board elects to effect a reverse stock split, the number of shares available for general corporate purposes will be proportionately increased.

Effective Date

If the proposed amendment to the Amended and Restated Articles of Incorporation is approved by shareholders, it would become effective upon the filing of a Certificate of Amendment with the California Secretary of State, which filing would occur promptly after the Annual Meeting.

Vote Required

The affirmative vote of the holders of a majority of the outstanding shares of common stock will be required to approve the authorization of the Board of Directors to increase the authorized common stock by amendment of the Company’s Amended and Restated Articles of Incorporation. As a result, abstentions and broker non-votes, if any, will have the same effect as a vote against this proposal. Brokers may have the authority to vote on this proposal when they have not received instructions from the beneficial owner.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK.

PROPOSAL NO. 4

APPROVAL OF PRIOR EQUITY COMPENSATION ISSUANCES

NYSE Arca Equities Rule 5.3(d) requires listed companies to obtain shareholder approval for all equity compensation plans and arrangements. Rule 5.3(d)(2) defines “equity compensation plan” as “a plan or other arrangement that provides for the delivery of equity securities (either newly issued or treasury shares) of the listed company to any employee, director or other service provider as compensation for services.” Pursuant to the rule, a compensatory grant of equity, including common stock, preferred stock, warrants and options, that is not made under a formal plan is, nonetheless, an equity compensation plan. From the date of the Company’s first listing on the NYSE Arca on June 20, 20053  through November 28, 2005, the Company issued 846,054 shares of common stock and 1,875,000 warrants to executive officers, employees, consultants and other service providers as equity compensation without obtaining the required shareholder approval. In order for the Company to regain compliance with the NYSE Arca listing requirements, the Company is now seeking retroactive shareholder approval of these equity compensation issuances.

Details of Prior Equity Compensation Issuances

Historically, the Company has issued equity compensation to officers, directors, employees, consultants and other service providers for services rendered to the Company in lieu of using its limited cash resources. Upon listing on the NYSE Arca in June of 2005, the Company continued its equity compensation practice without complying with the shareholder approval rule of the NYSE Arca. Such non-compliance was inadvertent and the Company has complied with the NYSE Arca requirement since December 1, 2005 by only issuing securities as equity compensation out of its 2002 Incentive Stock Option Plan which was approved by shareholders on July 1, 2002. In the future, the Company intends to obtain prior shareholder approval of all equity compensation plans and arrangements in accordance with NYSE Arca rules.

Between June 27, 2005 and November 28, 2005, the Company issued a total of 846,054 shares of common stock to various employees, consultants and service providers as compensation for services rendered to the Company. Details of the specific issuances are as follows:

•	On June 27, 2005, David Swope received 1,166 shares of common stock for consulting services.
•	On June 30, 2005 Nimish Patel received 27,105 shares of common stock for legal fees.
•	On June 30, 2005, Videobrite received 941 shares of common stock for corporate videos.
•	On June 30, 2005, Damien Peters received 1,481 shares of common stock for advertising.
•	On July 8, 2005, James Brennan received 5,000 shares of common stock as a finder’s fee for rental property.
•	On July 8, 2005, Lee Zieber received 38,361 shares of common stock for janitorial services.
•	On July 19, 2005, Nimish Patel received 28,720 shares of common stock for legal fees.
•	On August 5, 2005, Jay Henrickson received 9,259 shares of common stock for legal fees.
•	On August 5, 2005, Steve Hale received 1,389 shares of common stock as compensation for employment.
•	On August 17, 2005, 3rd Millenium Energy received 6,637 shares of common stock for contracting services.
•	On August 19, 2005, Balwinder Samra received 18,018 shares of common stock for consulting services.
•	On August 19, 2005, Jackson Long received 4,505 shares of common stock for legal fees.

3As discussed prior, we were listed on the Pacific Stock Exchange (the “PCXE”) until such time as the PCXE merged with the Archipelago Exchange (the “Arca”). On March 7, 2006, the Arca merged with the New York Stock Exchange (the “NYSE”) creating the NYSE Arca electronic trading platform. ZAP’s stock now trades on the NYSE Arca, however, the PCXE rules still apply to all stock listed on the NYSE Arca, and all prior actions taken by the Arca or the PCXE apply to our listing on the NYSE Arca.

•	On August 23, 2005, Schellinger Construction received 11,429 shares of common stock as payment for an apartment lease.
•	On August 30, 2005, X Test, Inc. received 4,464 shares of common stock for contracting services.
•	On September 14, 2005, Max Scheder-Bieschin received 15,000 shares of common stock as compensation for employment.
•	On September 15, 2005, Ran Furman received 16,171 shares of common stock as commission payment.
•	On September 15, 2005, Legend Merchant received 4,043 shares of common stock as commission payment.
•	On September 15, 2005, SKY Properties received 35,000 shares of common stock for consulting services.
•	On September 27, 2005, Glenn Martinez received 8,772 shares of common stock for design services.
•	On October 13, 2005, Brian Hall received 1,075 shares of common stock as payment for work performed on ZAP cars.
•	On October 13, 2005, Shangdong Jindalu received 26,881 shares of common stock for development work.
•	On October 21, 2005, Closed Circuit System received 31,875 shares of common stock for maintenance services.
•	On October 27, 2005, Schellinger Construction received 31,230 shares of common stock as a delinquency payment on a lease.
•	On October 27, 2005, Gary Howard received 61,728 shares of common stock for repair and design work on ZAP cars.
•	On October 28, 2005, Alan Weiner received 61,728 shares of common stock for marketing services.
•	On November 3, 2005, Robert Roseman received 14,321 shares of common stock as consideration for the purchase of office equipment.
•	On November 3, 2005, Lee Zieber received 4,938 shares of common stock for construction services.
•	On November 9, 2005, Mark Beck received 5,625 shares of common stock as consideration for the purchase of a Ford Think.
•	On November 14, 2005, John Morgan received 6,667 shares of common stock for marketing services.
•	On November 14, 2005, Shawn Dawson received 3,333 shares of common stock for landscaping services.
•	On November 15, 2005, Daka Development received 192,613 shares of common stock in consideration for the purchase of inventory.
•	On November 28, 2005, Denise Kilker received 100,000 shares of common stock for printing services.
•	On November 28, 2005, Frank Schellinger received 66,579 shares of common stock for consulting services.

Between September 14, 2005 and November 7, 2005, the Company issued 1,050,000 B-2 warrants to executive officers, employees and consultants as equity compensation. These B-2 warrants, which expire on July 1, 2007 and have an exercise price of $1.20, were issued to the following individuals:

•
On September 14, 2005, Ricardo Silva Machado received 500,000 B-2 warrants pursuant to a consulting agreement whereby Mr. Machado will design, facilitate, source and manufacture high efficient automobiles for the Company through September 15th 2009.

•	On September 14, 2005, Max Scheder-Bieschin received 250,000 B-2 warrants pursuant to his engagement as Executive Vice President of ZAP, which commenced October 14, 2005.
•	On September 15, 2005, Marketing Productions received 150,000 B-2 warrants for consulting services.
•	On September 15, 2005, Ran Furman received 80,000 B-2 warrants as commission payment.
•	On September 15, 2005, Legend Merchant received 20,000 B-2 warrants as commission payment.
•	On November 7, 2005, Jose Martin received 50,000 B-2 warrants for consulting services.

Between September 20, 2005 and October 21, 2005, the Company issued 825,000 $1.50 warrants to consultants as equity compensation. These warrants, which expire on August 15, 2012, and have an exercise price of $1.50, were issued to the following individuals:

•
On September 20, 2005, 750,000 $1.50 warrants were issued to various attorneys at the law firm of Browne Woods & George LLP as compensation for their representation of the Company in its suit against Daimler Chrysler AG alleging that Daimler-Chrysler has engaged in a series of anti-competitive tactics aimed at defaming the Company.

•	On October 21, 2005, 75,000 $1.50 warrants were issued to Thomas Graver for consulting services.

NYSE Arca Listing Requirements

The Company was notified by the NYSE Arca on April 18, 2006 of its failure to comply with the NYSE shareholder approval requirements discussed above. As such, the Company is seeking retroactive approval of the above issuances in order to comply with NYSE Arca rules. If the Company does not receive shareholder approval for the past issuances described above, the NYSE Arca could begin procedures to delist the Company from the NYSE Arca. Delisting could materially and adversely affect the trading market and prices for the Company’s securities. If the Company’s common stock is delisted from the NYSE Arca, the Company’s common stock will likely trade in the over-the-counter market in the so-called “pink sheets” maintained by Pink Sheets LLC or on the National Association of Securities Dealers’ OTC Bulletin Board. Such alternative trading markets are generally considered less liquid and efficient than the NYSE Arca, and the liquidity of the Company’s common stock could decline because smaller quantities of shares would be bought and sold and potential of coverage by securities analysts and news media coverage of ZAP would diminish. These factors could result in lower prices for the Company’s common stock.

Vote Required

An affirmative vote of a majority of the votes cast at the Annual Meeting is required for approval of prior equity compensation issuances. This proposal must be approved by a majority of the votes cast, including abstentions, by persons present at the Annual Meeting or represented by proxy and entitled to vote on the proposal.  An abstention from voting on this proposal will have the effect of a vote “AGAINST.”  If you hold your shares through a brokerage account or in another nominee form, your shares will not be voted unless you provide specific instructions to your broker. Brokers may not exercise discretionary authority on this proposal, so a failure to provide instruction to a broker will result in a “broker non-vote.”

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF PRIOR EQUITY COMPENSATION ISSUANCES.

PROPOSAL NO. 5

APPROVAL OF THE 2006 INCENTIVE STOCK PLAN

General

The Company’s shareholders are being asked to ratify and approve the action of the Board of Directors in adopting the Company’s 2006 Incentive Stock Plan (the “2006 Plan”), a copy of which is attached to this Proxy Statement as Exhibit B.  The number of shares of common stock reserved for issuance under the 2006 Plan is 4,000,000.  The Company currently has two existing incentive stock plans previously approved by shareholders, as detailed above under “Equity Compensation Plan Information.” In the following discussion of the 2006 Plan, unless otherwise noted, capitalized terms have the same meanings as defined in the 2006 Plan.

The 2006 Plan is intended to enable the Company and its Related Entities to enhance their ability to provide employees with meaningful awards and incentives commensurate with their contributions and competitive with those offered by other employers. The 2006 Plan is also intended to increase shareholder value by further aligning the interests of employees, directors, advisors, consultants and other service providers with the interests of the Company’s shareholders by providing an opportunity to benefit from stock price appreciation that generally accompanies improved financial performance. The Board of Directors believes that the Company’s long-term success is dependent upon the ability of the Company and its Related Entities to attract and retain superior individuals who, by virtue of their ability and qualifications, make important contributions to our business and the anticipated development of new automobile technology. Participation in the 2006 Plan is open to employees, directors and consultants and the Company selects participants based on performance and contribution.  Pursuant to the 2006 Plan, a consultant includes any person, including an advisor, who is engaged by the Company to render services. The number of shares reserved for issuance under the 2006 Plan is intended to support the Company’s requirements for current and future employees, directors and consultants and to allow a broad distribution of options for employees.

The reservation of 4,000,000 shares of common stock for the 2006 Plan is dependent upon the Company’s shareholders approving Proposal No. 3, which calls for an increase in the authorized shares of common stock from 100,000,000 to 200,000,000. If Proposal No. 3 is not approved, the 2006 Plan will not be implemented until there is a sufficient number of authorized shares to allow for the 2006 Plan.

General Description

The 2006 Plan was adopted by the Board of Directors on April 26, 2006.  The 2006 Plan provides for the grant of stock options, stock appreciation rights (“SARs”), dividend equivalent rights, restricted stock and other stock-based awards (such stock options, SARs, dividend equivalent rights, warrants, restricted stock and other stock-based awards, “Awards”) that may be earned in whole or in part upon attainment of performance criteria established by the 2006 Plan administrator.

The 2006 Plan is administered, with respect to grants to directors, officers, advisors, consultants and other employees, by the plan administrator (the “Administrator”), defined as the Board or one or more committees designated by the Board. With respect to grants to officers and directors, the committee shall be constituted in such a manner as to satisfy applicable laws, including Rule 16b-3 promulgated under the Exchange Act. The Board may authorize one or more officers to grant Awards, subject to certain limitations, to employees or consultants who are neither directors nor officers of the Company.

The Board may at any time amend, suspend or terminate the 2006 Plan. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Internal Revenue Code of 1986, as amended (the “Code”), the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein, the Company must obtain shareholder approval of any amendment to the 2006 Plan in such a manner and to such a degree as required.

Stock options granted under the 2006 Plan may either be incentive stock options (“ISOs”) under the provisions of Section 422 of the Code, or nonqualified stock options. ISOs may be granted only to employees of the Company or any parent or subsidiary corporation of the Company. Any Awards other than ISOs may be granted to employees, directors and consultants. Under the 2006 Plan, Awards may be granted to such employees, directors or consultants who are residing in foreign jurisdictions as the Administrator may determine from time to time.

Under the 2006 Plan, ISOs may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the grantee only by the grantee. However, the 2006 Plan permits the designation of beneficiaries of deceased holders of ISOs. Other Awards will be transferable to the extent provided in the award agreement or in the 2006 Plan.

The 2006 Plan authorizes the Administrator to select the employees, directors and consultants of the Company to whom Awards may be granted and to determine the terms and conditions of any award; however, the term of an ISO may not be for more than 10 years (or five years in the case of ISOs granted to any grantee who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary corporation of the Company). The 2006 Plan authorizes the Administrator to grant Awards at an exercise price determined by the Administrator; provided, however, that such exercise price for Awards pursuant to which the grantee will exercise a purchase right cannot be less than 85% of the fair market value of the shares (issuable upon such exercise) as of the date such Award is granted; and provided further, however, that in the case of ISOs, such price cannot be less than 100% (or 110%, in the case of ISOs granted to any grantee who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary corporation of the Company) of the fair market value of the shares (issuable upon exercise of the ISO) on the date the ISO is granted. The closing price of the common stock as of April 21, 2006 was $2.15.  The exercise price for an Award, if any, will generally be paid in cash, check, or, in certain circumstances, with a promissory note, with such documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of an Award and delivery to the Company of the sale or loan proceeds required to pay the exercise price, or with shares of common stock of the Company. The aggregate fair market value of the common stock with respect to any ISOs that are exercisable for the first time by an eligible employee in any calendar year may not exceed $100,000.

The Awards may be granted subject to vesting schedules and restrictions on transfer and repurchase or forfeiture rights in favor of the Company as specified in the agreements to be issued under the 2006 Plan. Except as provided in an award agreement, the vesting schedule will be accelerated and all Awards will become fully vested, exercisable, and released from any restrictions on transfer and repurchase or forfeiture rights in the event of a Corporate Transaction or a Related Entity disposition unless the Awards are assumed by the successor corporation or replaced with comparable awards or a comparable cash incentive program.  If a grantee’s Continuous Service is terminated without Cause within 12 months after a Corporate Transaction or Related Entity Disposition, however, the grantee’s Awards will become fully vested, exercisable, and released from any restrictions on transfer and repurchase or forfeiture rights.  In the event of a Change in Control that is not a Corporate Transaction, if a grantee’s Continuous Service is terminated without Cause within 12 months after such Change in Control, the grantee’s Awards will immediately become fully vested, exercisable, and released from any restrictions on transfer and repurchase or forfeiture rights.  Notwithstanding the foregoing, the Administrator, in its discretion, may accelerate the vesting and release from any restrictions on transfer and repurchase or forfeiture rights of any outstanding Award, or prevent such acceleration or release, with respect to any Corporate Transaction, Change in Control or Related Entity disposition. Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the 2006 Plan will terminate unless assumed by the successor company or its parent.  The 2006 Plan also permits the Administrator to include a provision whereby the grantee may elect at any time while an employee, director or consultant to exercise any part or all of the Award prior to full vesting of the Award.

Certain United States Federal Income Tax Consequences

The following is a summary of certain United States federal income tax consequences of the 2006 Plan generally applicable to the Company and to recipients of Awards thereunder. This discussion does not address all United States federal income tax considerations that may be relevant to particular recipients in light of their individual circumstances. The following summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations thereunder, judicial decisions and current administrative rulings, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. Tax consequences under state, local, foreign, and other laws are not addressed herein.

Incentive Stock Options. ISOs under the 2006 Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options under Section 422 of the Code. As such, the grant of an ISO under the 2006 Plan will not result in any federal income tax consequences to the optionee or to the Company.  An optionee recognizes no federal taxable income upon exercising an ISO (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise.

In the event of a disposition of stock acquired upon exercise of an ISO, the tax consequences depend upon how long the optionee has held the shares of common stock. If the optionee holds the shares received upon exercise of an ISO for the longer of two years after the ISO was granted and one year after the ISO was exercised, the optionee will recognize a long-term capital gain (or loss) on the disposition of such shares in an amount equal to the difference between the sale price of the shares received upon such disposition and the exercise price paid to purchase the shares. The Company is not entitled to any deduction under these circumstances. However, if the optionee fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a “disqualifying disposition”). The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price, or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price.  Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the optionee (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and, if applicable, the satisfaction of a withholding obligation).

The “spread” under an ISO -- i.e., the difference between the fair market value of the shares at exercise and the exercise price -- is classified as an “item of adjustment” for purposes of the alternative minimum tax to be taken into consideration in the year of exercise.

Slightly different rules may apply to an optionee who acquired shares subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

Nonqualified Stock Options. The grant of a nonqualified stock option under the 2006 Plan will generally not result in any federal income tax consequences to the optionee or to the Company if the nonqualified stock option is issued in compliance with Section 409A or is exempt therefrom (and the 2006 Plan requires all nonqualified stock options issued under the 2006 Plan to be issued in compliance with Section 409A or exempt therefrom; for the remainder of this discussion, we will assume that all nonqualified stock options are issued in compliance with Section 409A or are exempt therefrom). Upon exercise of a nonqualified stock option, the optionee will normally recognize to taxable ordinary income on the difference between the exercise price for the option and the fair market value of the shares on the date of the exercise of the option. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. The Company is entitled to an income tax deduction in the amount of the income recognized by the optionee (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and, if applicable, the satisfaction of a withholding obligation). Any gain or loss on the optionee’s subsequent disposition of the shares of common stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any such capital gains. The maximum marginal federal rate at which ordinary income is taxed to individuals is currently 35% and the maximum rate at which long-term capital gains are taxed for most types of property is 15%.

Slightly different rules may apply to an optionee who acquired shares subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

Restricted Stock and Stock Bonuses. The grant of restricted stock or stock bonuses will subject the recipient to ordinary compensation income on the difference between the amount paid, if any, for such stock and the fair market value of the shares. However, to the extent the stock is restricted by certain types of vesting restrictions, the taxable event will be delayed until the vesting requirements lapse, unless the recipient elects to be taxed on receipt of the stock under Section 83(b) of the Code.  Recipients of restricted stock may make an election under Internal Revenue Code Section 83(b) to recognize as ordinary compensation income in the year that such restricted stock is granted the amount equal to the spread between the amount paid for such stock and the fair market value on date of the issuance of the stock. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long or short-term capital gain. The Section 83(b) election must be made within thirty days from the time the restricted stock is issued to the recipient. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized.

Subject to the requirements of reasonableness, the provisions of Section 162(m) of the Code, and satisfaction of any withholding obligation, the Company is entitled to an income tax deduction in the amount of the income recognized by the recipient.  Any gain or loss on the recipient’s subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on whether the shares are held for more than one year and depending on how long the stock has been held since the restrictions lapsed. The Company does not receive a tax deduction for any such gain.

Slightly different rules may apply to a recipient who acquired shares subject to forfeiture under Section 16(b) of the Exchange Act.

Potential Limitation on Company Deductions. As part of the Omnibus Budget Reconciliation Act of 1993, the U.S. Congress amended the Code to add Section 162(m), which denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1 million for a “covered employee.” It is possible that compensation attributable to Awards under the Plan, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m) of the Code, compensation attributable to stock options will qualify as performance-based compensation, provided that: (i) the stock award plan contains a per-employee limitation on the number of shares for which stock options may be granted during a specified period; (ii) the per-employee limitation is approved by the stockholders; (iii) the award is granted by a compensation committee comprised solely of “outside directors;” and (iv) the exercise price of the award is no less than the fair market value of the stock on the date of grant. Restricted stock and stock bonuses qualify as performance-based compensation under these Treasury Regulations only if: (i) the award is granted by a compensation committee comprised solely of “outside directors;” (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain; (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied; and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount (or formula used to calculate the amount) payable upon attainment of the performance goal. It is intended that, if determined appropriate by the Committee, certain Awards that may be granted under the 2006 Plan could qualify for exemption from Section 162(m) as performance-based compensation.

Vote Required

An affirmative vote of a majority of the votes cast at the Annual Meeting is required for approval of the Company’s 2006 Incentive Stock Plan. This proposal must be approved by a majority of the votes cast, including abstentions, by persons present at the Annual Meeting or represented by proxy and entitled to vote on the proposal.  An abstention from voting on this proposal will have the effect of a vote “AGAINST.”  If you hold your shares through a brokerage account or in another nominee form, your shares will not be voted unless you provide specific instructions to your broker. Brokers may not exercise discretionary authority on this proposal, so a failure to provide instruction to a broker will result in a “broker non-vote.”

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE ZAP 2006 INCENTIVE STOCK PLAN.

PROPOSAL NO. 6

RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTING FIRM

The Board of Directors, upon the recommendation of its Audit Committee, has ratified the selection of Odenberg, Ullakko, Muranishi & Co. LLP to serve as our independent public accounting firm for 2006, subject to ratification by our shareholders. Representatives of Odenberg, Ullakko, Muranishi & Co. LLP will be present at the Annual Meeting to answer questions. They also will have the opportunity to make a statement if they desire to do so.

We are asking our shareholders to ratify the selection of Odenberg, Ullakko, Muranishi & Co. LLP as our independent public accounting firm. Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of Odenberg, Ullakko, Muranishi & Co. LLP to our shareholders for ratification because we value our shareholders’ views on the Company’s independent public accounting firm and as a matter of good corporate practice. In the event that our shareholders fail to ratify the selection, it will be considered as a direction to the Board of Directors and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent public accounting firm, subject to ratification by the Board, at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

Vote Required

An affirmative vote of a majority of the votes cast at the Annual Meeting is required for ratification of Odenberg, Ullakko, Muranishi & Co. LLP as our independent accountants for the year ending December 31, 2006. For ratification, this proposal must be approved by a majority of the votes cast, including abstentions, by persons present at the Annual Meeting or represented by proxy and entitled to vote on the proposal.  An abstention from voting on this proposal will have the effect of a vote “AGAINST.”  Brokers may have the authority to vote on this proposal when they have not received instructions from the beneficial owner.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF ODENBERG, ULLAKKO, MURANISHI & CO. LLP AS OUR INDEPENDENT PUBLIC ACCOUNTING FIRM FOR 2006.

Audit and Non-Audit Fees

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by Odenberg, Ullakko, Muranishi & Co. LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2005, and December 31, 2004, and fees billed for other services rendered by Odenberg, Ullakko, Muranishi & Co. LLP during those periods.

	2005	2004
Audit fees:[1]	$230,000	$225,000

Audit-related fees: [2]	-	-

Tax fees:[3]	-	-

All other fees:[4]	-	-
Total	$230,000	$225,000

(1)
Audit fees include fees invoiced for the audit of the Company's annual financial statements and the quarterly reviews of these statements, as well as fees for consultation regarding accounting issues and their impact on or presentation in the Company's financial statements.

(2)
This category includes fees billed for assurance and related services that are reasonably related to the performance of the audits or reviews of the financial statements and are not reported under “Audit Fees,” and generally consist of fees for due diligence in connection with acquisitions, accounting consultation and audits of employee benefit plans.

(3)	This category includes fees billed for professional services rendered by the independent auditors for tax compliance, tax planning and tax advice.
(4)	The Company generally does not engage Odenberg, Ullakko, Muranishi & Co. LLP for “other” services.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Audit Committee Report
The Audit Committee of the Board of Directors was composed of three directors through March 2006 whom the Board has determined to be independent under applicable NYSE Arca and SEC rules. The Audit Committee operates under a written charter adopted by the Board in June 2005 that is available at http://www.zapworld.com.

The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibilities with respect to matters involving the accounting, financial reporting and internal control functions of the Company. The Audit Committee has sole authority to select the Company’s independent registered public accounting firm.

Management is responsible for preparing the Company’s financial statements so that they comply with generally accepted accounting principles and fairly presents the Company’s financial condition, results of operations and cash flows; issuing financial reports that comply with the requirements of the SEC; and establishing and maintaining adequate internal control structures and procedures for financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent registered public accounting firm. The Audit Committee also has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect.

The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and the Audit Committee has discussed with the independent registered public accounting firm that firm’s independence. The Audit Committee has considered whether the independent registered public accounting firm’s provision of non-audit services is compatible with maintaining the independence of the accountants.

Based on the above discussions and review with management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005 for filing with the SEC.

The Audit Committee of the Board of Directors
Guy Fieri
Louis Auletta
Mark Haywood

SOLICITATION OF PROXIES

This solicitation is being made by mail on behalf of our Board, but may also be made without additional remuneration by our officers or employees by telephone, telegraph, facsimile transmission, electronic means, personal interview or other similar means of communication. The expense of the preparation, printing and mailing of this Proxy Statement and the enclosed form of proxy and Notice of Annual Meeting, and any additional material relating to the meeting, which may be furnished to shareholders by the Board subsequent to the furnishing of this Proxy Statement, has been or will be borne by us. We will reimburse banks and brokers who hold shares in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold such shares. To obtain the necessary representation of shareholders at the meeting, supplementary solicitations may be made by mail, telephone or interview by our officers or selected securities dealers. We anticipate that the cost of such supplementary solicitations, if any, will not be material.

ANNUAL REPORT

Our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 has been mailed to shareholders along with this Proxy Statement. We will, upon written request and without charge, provide to any person solicited hereunder additional copies of our Annual Report on Form 10-KSB, for the year ended December 31, 2005, as filed with the Securities and Exchange Commission. Requests should be addressed to the Investor Relations Department, ZAP, 501 Fourth Street, Santa Rosa, California, 95401. Also, such report may be obtained from our Internet homepage at http://www.zapworld.com.

OTHER MATTERS

We are not aware of any business to be presented for consideration at the meeting, other than that specified in the Notice of Annual Meeting. If any other matters are properly presented at the meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

Any shareholder who intends to submit a proposal at the 2007 Annual Meeting of Shareholders and who wishes to have the proposal considered for inclusion in the proxy statement and form of proxy for that meeting must, in addition to complying with the applicable laws and regulations governing submission of such proposals, deliver the proposal to us for consideration no later than December 31, 2006. Rule 14a-4 of the SEC’s proxy rules allows a company to use discretionary voting authority to vote on matters coming before an annual meeting of shareholders, if the company does not have notice of the matter at least 45 days before the date corresponding to the date on which the company first mailed its proxy materials for the prior year’s annual meeting of shareholders or the date specified by an overriding advance notice provision in the company’s bylaws. Our bylaws do not contain such an advance notice provision. Accordingly, for our 2007 Annual Meeting of Shareholders, shareholders’ written notices must be received by us before March 16, 2007 for any proposal a shareholder wishes to bring before the meeting but for which such shareholder does not seek to have a written proposal considered for inclusion in the proxy statement and form of proxy. Such proposals should be sent to Renay Cude, Corporate Secretary, ZAP 501 Fourth Street, Santa Rosa, California 95401.

NOTICE TO BANKS, BROKER-DEALERS
AND VOTING TRUSTEES AND THEIR NOMINEES

Please advise us whether other persons are the beneficial owners of the shares for which proxies are being solicited from you, and, if so, the number of copies of this Proxy Statement and other soliciting materials you wish to receive in order to supply copies to the beneficial owners of the shares.

It is important that proxies be returned promptly, whether or not you expect to attend the Annual Meeting in person. We request that you complete, date and sign the enclosed form of proxy and return it promptly in the envelope provided for that purpose. By returning your proxy promptly you can help us avoid the expense of follow-up mailings to ensure a quorum so that the meeting can be held. Shareholders who attend the meeting may revoke a prior proxy and vote their proxy in person as set forth in this Proxy Statement.

By Order of the Board of Directors

Renay Cude
Corporate Secretary

Santa Rosa, California

EXHIBIT A

ZAP
AUDIT COMMITTEE CHARTER

Purpose

The Audit Committee (“Committee”) will assist the Board of Directors (“Board”) in oversight of the integrity of the Company’s financial statements and compliance with legal and regulatory requirements. The Committee will review the qualification and independence of independent auditors and the performance of internal audit functions and independent auditors that are ultimately responsible to the Committee and the Board. The Committee will continually endeavor to keep an open line of communication with independent accountants and other financial managers who are responsible for maintaining internal controls. The Committee will prepare the report that the SEC rules require to be included in the company’s annual proxy statement.

In carrying out its responsibilities, the Committee believes that the policies and procedures delineated in its Charter should remain flexible, in order to react best to changing business and regulatory requirements.

Organization

The Committee will be composed of three outside directors at a minimum, who are not officers or employees of ZAP or its subsidiaries and are fully independent of management under the standards of the Pacific Exchange, as promulgated from time to time.

The members of the Committee must be financially literate, and at least one member of the Committee shall have accounting or financial management expertise, as defined by the Pacific Exchange. In addition, the Company must disclose, as required by the Securities and Exchange Commission, whether the Board has determined that there is at least one financial expert serving on Committee. The Board will judge the qualification and independence of directors for service on the Committee. Membership on the Committee will be based on Board election.

The Committee will meet regularly to perform its duties, and is initially scheduled to meet at least four times a year.

The Company will provide appropriate funding, as determined by Committee, to pay the independent accountants, and outside advisors hired by it, and any and all administrative expenses of the Committee.

Roles and Responsibilities

Financial Reporting

1.
Discuss as appropriate with senior financial management and independent accountants the significant assumptions, estimates, and judgments used in the preparation of the consolidated financial statements.

2.
Review and discuss with management, ZAP’s quarterly financial statement submission on form 10-Q, prior to release to the SEC. Review the financial section of the ZAP’s Annual Report on form 10-K, prior to release to shareholders and filing with the SEC. Anticipated recommendation to the Board that the audited financial statements be included in the Company’s Annual Report on form 10-K. Review with senior management and independent accountants the accounting principles as applied, their quality, and significant assumptions, estimates, and judgments used in preparation of the consolidated financial statements, including reviewing the company’s specific disclosures under “Management Discussion and Analysis of Financial Condition and Results of Operations.”
3.	Discuss with management earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.
4.	Review any significant changes in accounting principles or developments in accounting practices and the effects of these changes upon the Company’s financial reporting.
5.	Review the effect of regulatory and accounting initiatives, as well as off-balance sheet structures (if any exists), on the financial statements of the Company.
6.
Review analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

Independent Accountant

7.
Select the independent accountants and approve all related fees and compensation. Review selection with the Board. Oversee the work of the independent accountant, including resolution of any disagreements between the Company and the independent accountant regarding financial reporting.

8.
On an annual basis, review the audit and non-audit fees and services provided by the independent accountant. Approve the Company’s proxy disclosure with respect to such fees and approve for the coming year the fees to be paid to the independent accounting including non-audit services.

9.
Verification of the independent accountant’s actual independence and annual review of the independent accountant’s report of the relationships between the independent accountant and the company. Discuss any relationships or services that may impact their objectivity and independence. Review the firm’s internal quality control procedures and any material issues that spring there from. In addition, review any inquiry by regulatory authorities regarding independent accounting by the firm. Recommend to the Board any appropriate actions in response to these reports.

10.	Review with the independent accountant any audit problems or difficulties and management’s response. Conduct private reassessment sessions at least annually with the independent accountant.
11.
Assess the effectiveness of the independent accountant audit. Review the scope of the independent accountant’s proposed audit for the current year and review the annual audit report which is subsequently produced.

Internal Audit Review and Process

12.
Assess the effectiveness of the internal audit effort through regular meetings conducted separately with the independent accountant and internal auditors (or other personnel responsible for the internal audit function).

13.
Review with the internal auditors (or other personnel responsible for the internal audit function) the adequacy of the system of internal controls and the responsiveness of management in correcting audit-related deficiencies.

14.	Discuss policies regarding risk assessment and risk management.

Internal Controls

15.	Review the implementation of the Business Conduct Guidelines and management’s system to monitor compliance with the Guidelines.
16.	Ensure compliance with the process of hiring employees of the independent accountant into significant Company positions.
17.	Oversee the adequacy of internal controls and procedures related to Officers’ expense accounts.
18.	Review litigation issues and any other risks or exposures as deemed appropriate by the Committee.

Other Committee Responsibilities

19.	Following each meeting, report on the proceedings of the Committee to the full Board.
20.	Reassess the performance of the Committee annually, including the adequacy Committee’s charter.
21.	Conduct an annual performance evaluation of the Committee.
22.
Meet periodically in executive session to discuss the Company’s financial results as reported in the Quarterly and Annual Reports and hold other executive sessions as necessary, including a session for the annual evaluation of the Committee’s own performance.

23.
Obtain advice and assistance from outside legal, accounting or other advisors as required to assist in the executive of Committee responsibilities. As necessary, conduct or authorize independent reviews.

24.
Maintain procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

25.	The Committee shall have the sole authority to review and approve all related party transactions.

EXHIBIT B

ZAP
2006 INCENTIVE STOCK PLAN

1. Purpose. The purpose of this 2006 Incentive Stock Plan (this “Plan”) is to assist ZAP, a California corporation (the “Company”) and its Related Entities (as hereinafter defined) in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors, consultants and other persons who provide services to the Company or its Related Entities by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s shareholders, and providing such persons with annual and long-term performance incentives to expend their maximum efforts in the creation of shareholder value. This Plan is intended to qualify certain compensation awarded under this Plan for tax deductibility under Section 162(m) of the Code (as hereafter defined) to the extent deemed appropriate by the Plan Administrator (as hereafter defined).

2. Definitions. For purposes of this Plan, the following terms shall be defined as set forth below, in addition to such terms defined in this Plan.

(a) “2002 Plan” means the ZAP 2002 Incentive Stock Plan that was adopted by the Company and to which 10,000,000 Shares of Stock are subject.

(b) “Applicable Laws” means the requirements relating to the administration of equity compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, the rules and regulations of any stock exchange upon which the Stock is listed and the applicable laws of any foreign country or jurisdiction where Awards are granted under this Plan.

(c) “Award” means any award granted pursuant to the terms of this Plan including, an Option, Stock Appreciation Right, Restricted Stock, Warrant, Stock Unit, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award or Performance Award, together with any other right or interest, granted to a Participant under this Plan.

(d) “Award Agreement” means the written agreement evidencing an Award granted under this Plan.

(e) “Beneficiary” means the person, persons, trust or trusts that have been designated by a Participant in his or her most recent written beneficiary designation filed with the Plan Administrator to receive the benefits specified under this Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(f) “Beneficial Owner,” “Beneficially Owning” and “Beneficial Ownership” shall have the meanings ascribed to such terms in Rule 13d-3 under the Exchange Act and any successor to such Rule.

(g) “Board” means the Company’s Board of Directors.

(h) “Cause” shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, “Cause” shall have the equivalent meaning or the same meaning as “cause” or “for cause” set forth in any employment, consulting, or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such definition in such agreement, such term shall mean: (i) the failure by the Participant to perform his or her duties as assigned by the Company (or a Related Entity) in a reasonable manner; (ii) any material violation or material breach by the Participant of his or her employment, consulting or other similar agreement with the Company (or a Related Entity), if any; (iii) any violation or breach by the Participant of any confidential information and invention assignment, non-competition, non-solicitation, non-disclosure and/or other similar agreement with the Company or a Related Entity, if any; (iv) any act by the Participant of

dishonesty or bad faith with respect to the Company (or a Related Entity); (v) any material violation or breach by the Participant of the Company’s or a Related Entity’s policy for employee conduct, if any; (vi) use of alcohol, drugs or other similar substances in a manner that adversely affects the Participant’s work performance; or (vii) the commission by the Participant of any act, misdemeanor, or crime reflecting unfavorably upon the Participant or the Company or any Related Entity. The good faith determination of the Plan Administrator of whether the Participant’s Continuous Service has been terminated for “Cause” shall be final and binding on all parties and for all purposes hereunder.

(i) “Change in Control” means and shall be deemed to have occurred on the earliest of the following dates: (i) the date on which any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) obtains “beneficial ownership” (as defined in Rule 13d-3 of the Exchange Act) or a pecuniary interest in fifty percent or more of the combined voting power of the Company’s then outstanding securities (“Voting Stock”); (ii) the consummation of a merger, consolidation, reorganization or similar transaction other than a transaction (A) in which substantially all of the holders of Company’s Voting Stock hold or receive directly or indirectly fifty percent or more of the voting stock of the resulting entity or a parent company thereof, in substantially the same proportions as their ownership of the Company immediately prior to the transaction or (B) in which the holders of Company’s capital stock immediately before such transaction will, immediately after such transaction, hold as a group on a fully diluted basis the ability to elect at least a majority of the directors of the surviving corporation (or a parent company); (iii) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an entity, fifty percent or more of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale, lease, license or other disposition; or (iv) individuals who, on the date this Plan is adopted by the Board, are Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Directors; provided, however, that if the appointment or election (or nomination for election) of any new Director was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board. For purposes of determining whether a Change in Control has occurred, a transaction includes all transactions in a series of related transactions, and terms used in this definition but not defined are used as defined in this Plan. The term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement (it being understood, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply).

(j) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(k) “Committee” means a committee designated by the Board to administer this Plan with respect to at least a group of Employees, Directors or Consultants.

(l) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a director) who is engaged by the Company or any Related Entity to render services to the Company or such Related Entity.

(m) “Continuous Service” means uninterrupted provision of services to the Company or any Related Entity in the capacity as either an officer, Employee, Director, Consultant or other service provider. Continuous Service shall not be considered to be interrupted in the case of: (i) any approved leave of absence; (ii) transfers among the Company, any Related Entities, or any successor entities, in the capacity as either an officer, Employee, Director, Consultant or other service provider; or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in the capacity as either an officer, Employee, Director, Consultant or other service provider (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

(n) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events: (i) a sale, lease, exclusive license or other disposition of a significant portion of the consolidated assets of the Company and its Subsidiaries, as determined by the Board in its discretion; (ii) a sale or other disposition of more than twenty percent of the outstanding securities of the Company; or (iii) a merger, consolidation, reorganization or similar transaction, whether or not the Company is the surviving corporation.

(o) “Covered Employee” means an Eligible Person who is a Covered Employee as specified in Section 7 of this Plan.

(p) “Director” means a member of the Board or the board of directors of any Related Entity.

(q) “Disability” means a permanent and total disability (within the meaning of Code Section 22(e)), as determined by a medical doctor satisfactory to the Plan Administrator.

(r) “Dividend Equivalent” means a right, granted to a Participant under Section 6(g) hereof, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments.

(s) “Effective Date” means the effective date of this Plan, which shall be the date this Plan is adopted by the Board, subject to the subsequent approval of the shareholders of the Company.

(t) “Eligible Person” means each officer, Director, Employee or Consultant who provides services to the Company or any Related Entity. The foregoing notwithstanding, only common law employees of the Company, the Parent, or any Subsidiary shall be Eligible Persons for purposes of receiving any Incentive Stock Options. An Employee on leave of absence may be considered as still in the employ of the Company or a Related Entity for purposes of eligibility for participation in this Plan.

(u) “Employee” means any person, including an officer or Director, who is an employee of the Company or any Related Entity. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(v) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(w) “Fair Market Value” means the fair market value of Shares, Awards or other property as determined by the Plan Administrator, or under procedures established by the Plan Administrator. Unless otherwise determined by the Plan Administrator, the Fair Market Value of a Share as of any given date, after which the Stock is publicly traded on a stock exchange or market, shall be the closing sale price per share reported on a consolidated basis for stock listed on the principal stock exchange or market on which the Stock is traded on the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported.

(x) “Good Reason” shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, “Good Reason” shall have the equivalent meaning (or the same meaning as “good reason” or “for good reason”) set forth in any employment, consulting or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such definition in such agreement, such term shall mean: (i) the assignment to the Participant of any duties inconsistent in any material respect with the Participant’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as assigned by the Company or a Related Entity, or any other action by the Company (or a Related Entity) that results in a material diminution in such duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith, and that is remedied by the Company (or a Related Entity) promptly after receipt of notice thereof given by the Participant; (ii) any material failure by the Company (or a Related Entity) to comply with its material obligations to the Participant as agreed upon (other than an isolated, insubstantial and inadvertent failure not occurring in bad faith) that is remedied by the Company (or a Related Entity) promptly after receipt of notice thereof given by the Participant; (iii) the Company’s (or Related Entity’s) requiring the Participant to be based at any office or location more than one hundred miles from the location of employment immediately prior to such relocation, except for travel reasonably required in the performance of the Participant’s responsibilities; (iv) any purported termination by the Company (or a Related Entity) of the Participant’s Continuous Service otherwise than for Cause (as defined in Section 2(h)), death, or by reason of the Participant’s Disability (as defined in Section 2(q)); or (v) any reduction in the Participant’s base salary.

(y) “Incentive Stock Option” means any Option intended to be designated as an incentive stock option within the meaning of Code Section 422 or any successor provision thereto.

(z) “Non-Qualified Stock Option” means any Option that is not intended to be designated as an Incentive Stock Option.

(aa) “Option” means a right granted to a Participant under Section 6(b) hereof, to purchase Stock or other Awards at a specified price during specified time periods.

(bb) “Option Expiration Date” means the date of expiration of the Option’s maximum term as set forth in the Award Agreement evidencing such Option.

(cc) “Other Stock-Based Awards” means Awards granted to a Participant pursuant to Section 6(i) hereof.

(dd) “Parent” means any corporation (other than the Company), whether now or hereafter existing, in an unbroken chain of corporations ending with the Company, if each of the corporations in the chain (other than the Company) owns stock possessing fifty percent or more of the combined voting power of all classes of stock in one of the other corporations in the chain.

(ee) “Participant” means a person who has been granted an Award under this Plan that remains outstanding, including a person who is no longer an Eligible Person.

(ff) “Performance Award” means a right, granted to an Eligible Person under Section 6(h) and, if applicable, Section 7 hereof, to receive Awards based upon performance criteria specified by the Plan Administrator.

(gg) “Performance Period” means that period of time established by the Plan Administrator at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Plan Administrator with respect to such Award are to be measured.

(hh) “Person” has the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 12(d) thereof.

(ii) “Plan Administrator” means the Board or any Committee delegated by the Board to administer this Plan. There may be different Plan Administrators with respect to different groups of Eligible Persons.

(jj) “Related Entity” means any Subsidiary and any business, corporation, partnership, limited partnership, limited liability company or other entity designated by the Plan Administrator in which the Company, a Parent or a Subsidiary, directly or indirectly, holds a substantial ownership interest.

(kk) “Restricted Stock” means Stock granted to a Participant under Section 6(d) hereof, that is subject to certain restrictions, including a risk of forfeiture.

(ll) “Rule 16b-3” and “Rule 16a-1(c)(3)” means Rule 16b-3 and Rule 16a-1(c)(3), as from time to time in effect and applicable to this Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(mm) “Section 260.140.45” means Section 260.140.45 of Title 10 of the California Code of Regulations.

(nn) “Share” or “Shares” mean one or more shares of Stock, and one or more shares of such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 10(c) hereof.

(oo) “Stock” means the Company’s common stock, and such other securities as may be substituted (or resubstituted) for the Company’s common stock pursuant to Section 10(c) hereof.

(pp) “Stock Appreciation Right” means a right granted to a Participant pursuant to Section 6(c) hereof.

(qq) “Stock Unit” means a right, granted to a Participant pursuant to Section 6(e) hereof, to receive Shares, cash or a combination thereof at the end of a specified period of time.

(rr) “Subsidiary” means any corporation (other than the Company), whether now or hereafter existing, in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3. Administration.

(a) Administration by Board. The Board shall administer this Plan unless and until the Board delegates administration to a Committee, as provided in Section 3(b).

(b) Delegation to Committee.

(i) General. The Board may delegate administration of this Plan to a Committee or Committees, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of this Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of this Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of this Plan.

(ii) Section 162(m) and Rule 16b-3 Compliance. In the discretion of the Board, the Committee may consist solely of two or more “Outside Directors”, in accordance with Code Section 162(m), and/or solely of two or more “Non-Employee Directors”, in accordance with Rule 16b-3. In addition, the Board or the Committee may delegate to a committee the authority to grant Awards to eligible persons who are either: (A) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Award; (B) not persons with respect to whom the Company wishes to comply with Code Section 162(m); or (C) not then subject to Section 16 of the Exchange Act.

(c) Powers of the Plan Administrator. The Plan Administrator shall have the power, subject to, and within the limitations of, the express provisions of this Plan:

(i) To determine from time to time which of the persons eligible under this Plan shall be granted Awards, when and how each Award shall be granted, what type or combination of types of Award shall be granted, the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Shares or cash pursuant to an Award, and the number of Shares or amount of cash with respect to which an Award shall be granted to each such person;

(ii) To construe and interpret this Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration, and to correct any defect, omission or inconsistency in this Plan or in any Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make this Plan fully effective;

(iii) To amend this Plan or an Award as provided in Section 10(e);

(iv) To terminate or suspend this Plan as provided in Section 10(e);

(v) To adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or Related Entities may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of this Plan;

(vi) To make all determinations required under this Plan or any Award Agreements thereunder, including, but not limited to, the determination if there has been a Change in Control, a Corporate Transaction, whether a termination of Continuous Service was for Cause or for Good Reason and whether a Participant was prevented from selling his or her Shares due to federal or state securities laws or by agreement; and

(vii) Generally, to exercise such powers and to perform such acts as the Plan Administrator deems necessary or appropriate to promote the best interests of the Company and that are not in conflict with the provisions of this Plan.

(d) Effect of Plan Administrator’s Decision. All determinations, interpretations and constructions made by the Plan Administrator in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

(e) Arbitration. Any dispute or claim concerning any Award granted (or not granted) pursuant to this Plan or any disputes or claims relating to or arising out of this Plan shall be fully, finally and exclusively resolved by binding and confidential arbitration conducted pursuant to the rules of Judicial Arbitration and Mediation Services, Inc. (“JAMS”) in the nearest city in which JAMS conducts business to the city in which the Participant is employed by the Company. The Company shall pay all arbitration fees. In addition to any other relief, the arbitrator may award to the prevailing party recovery of its attorneys’ fees and costs. By accepting an Award, the Participant and the Company waive their respective rights to have any such disputes or claims tried by a judge or jury.

(f) Limitation of Liability. The Plan Administrator, and each member thereof, shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or Employee, the Company’s independent auditors, Consultants or any other agents assisting in the administration of this Plan. Members of the Plan Administrator, and any officer or Employee acting at the direction or on behalf of the Plan Administrator, shall not be personally liable for any action or determination taken or made in good faith with respect to this Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4. Shares Issuable Under this Plan.

(a) Limitation on Overall Number of Shares Available for Issuance Under this Plan. Subject to adjustment as provided in Section 10(c) hereof, the total number of Shares that may be issued in connection with Awards under this Plan shall not exceed in the aggregate 4,000,000 as of the date of the 2006 annual shareholders meeting. Any Shares delivered under this Plan may consist, in whole or in part, of authorized and unissued Shares or treasury shares.

(b) Availability of Shares Not Issued Pursuant to Awards.

(i) If any Shares subject to an Award or any Shares subject to an award granted under the 2002 Plan are forfeited, expire or otherwise terminate without issuance of such Shares, or any Award or any award granted under the 2002 Plan is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, the Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, be available for Awards under this Plan, subject to Section 4(b)(iv) below.

(ii) If any Shares issued pursuant to an Award or any Shares subject to an award granted under the 2002 Plan are forfeited back to or repurchased by the Company, including, but not limited to, any repurchase or forfeiture caused by the failure to meet a contingency or condition required for the vesting of such shares, then such forfeited or repurchased Shares shall revert to and become available for issuance under this Plan, subject to Section 4(b)(iv) below.

(iii) In the event that any Option or other Award is exercised by the withholding of Shares from the Award by the Company, or withholding tax liabilities arising from such Option or other Award are satisfied by the withholding of Shares from the Award by the Company, then only the net number of Shares actually issued to the Participant, excluding the Shares withheld, shall be counted as issued for purposes of determining the maximum number of Shares available for grant under this Plan, subject to Section 4(b)(iv) below.

(iv) Notwithstanding anything in this Section 4(b) to the contrary and solely for purposes of determining whether Shares are available for the grant of Incentive Stock Options, the maximum aggregate number of shares that may be granted under this Plan shall be determined without regard to any Shares restored pursuant to this Section 4(b) that, if taken into account, would cause this Plan to fail the requirement under Code Section 422 that this Plan designate a maximum aggregate number of shares that may be issued.

(c) Application of Limitations. The limitations contained in this Section 4 shall apply not only to Awards that are settled by the delivery of Shares but also to Awards relating to Shares but settled only in cash (such as cash-only Stock Appreciation Rights). The Plan Administrator may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and may make adjustments if the number of Shares actually delivered differs from the number of shares previously counted in connection with an Award.

(d) Section 260.140.45 Limitation. Notwithstanding the foregoing provisions of this Section 4, at any such time as the offer and sale of securities pursuant to the Plan is subject to compliance with Section 260.140.45, the total number of shares of Stock issuable under the Plan (together with securities of the Company issuable under any other stock option plan, stock plan, bonus plan or other similar arrangement or agreement of the Company) shall not exceed 30% (or such other higher percentage limitation as may be approved by the shareholders of the Company pursuant to Section 260.140.45) of the then outstanding securities of the Company as calculated in accordance with the conditions and exclusions of Section 260.140.45.

5. Eligibility; Per-Person Award Limitations. Awards may be granted under this Plan only to Eligible Persons. Subject to adjustment as provided in Section 10(c), for each fiscal year in which awards granted under this Plan are subject to the requirements of Code Section 162(m), an Eligible Person may not be granted: (a) Options or Stock Appreciation Rights with respect to more than the total number of Shares reserved under this Plan; or (b) Awards, other than Options or Stock Appreciation Rights, with respect to more than the total number of Shares reserved under this Plan. In addition, the maximum dollar value payable in any fiscal year to any one Participant with respect to Awards granted under this Plan is $5,000,000.

6. Terms of Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section. In addition, the Plan Administrator may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Plan Administrator shall determine, including terms requiring forfeiture of Awards in the event of termination of the Participant’s Continuous Service and terms permitting a Participant to make elections relating to his or her Award. The Plan Administrator shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under this Plan.

(b) Options. The Plan Administrator is authorized to grant Options to any Eligible Person on the following terms and conditions:

(i) Stock Option Agreement. Each grant of an Option shall be evidenced by an Award Agreement. Such Award Agreement shall be subject to all applicable terms and conditions of this Plan and may be subject to any other terms and conditions that are not inconsistent with this Plan and that the Plan Administrator deems appropriate for inclusion in the Award Agreement. The provisions of the various Award Agreements entered into under this Plan need not be identical. Notwithstanding any other provision of this Plan, any Non-Qualified Stock Option shall be structured to comply with or be exempt from Code Section 409A, unless otherwise specifically determined by the Plan Administrator.

(ii) Number of Shares. Each Award Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 10(c) hereof. The Award Agreement shall also specify whether the Stock Option is an Incentive Stock Option or a Non-Qualified Stock Option.

(iii) Exercise Price.

(A) In General. Each Award Agreement shall state the price at which Shares subject to the Option may be purchased (the “Exercise Price”), which shall be, with respect to Incentive Stock Options, not less than one hundred percent of the Fair Market Value of the Stock on the date of grant. In the case of Non-Qualified Stock Options, the Exercise Price shall be determined in the sole discretion of the Plan Administrator; provided, however, that if the Exercise Price is less than one hundred percent of the Fair Market Value of the Stock on the date of grant, the Non-Qualified Stock Option shall be structured to comply with or be exempt from Code Section 409A; provided further, however, that the Exercise Price may never be less than eighty-five percent of the Fair Market Value of the Stock on the date of grant.

(B) Ten Percent Shareholder. If a Participant owns or is deemed to own (by reason of the attribution rules applicable under Code Section 424(d)) more than ten percent of the combined voting power of all classes of stock of the Company or any Parent or Subsidiary, any Incentive Stock Option granted to such Employee must have an exercise price per Share of at least one hundred ten percent of the Fair Market Value of a Share on the date of grant.

(iv) Time and Method of Exercise. The Plan Administrator shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Options shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the methods by which the exercise price may be paid or deemed to be paid (including, in the discretion of the Plan Administrator, a cashless exercise procedure), the form of such payment, including, without limitation, cash, Stock, Shares subject to the Option (a “net” exercise), other Awards or awards granted under other plans of the Company or a Related Entity, other property (including notes or other contractual obligations of Participants to make payment on a deferred basis) or any other form of consideration legally permissible, and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants.

(v) Termination of Service. Subject to earlier termination of the Option as otherwise provided in this Plan and unless otherwise specifically provided by the Plan Administrator with respect to an Option and set forth in the Award Agreement, an Option shall remain exercisable, to the extent vested, after a Participant’s termination of Continuous Service only during the applicable time period determined in accordance with this Section and thereafter shall terminate and no longer be exercisable:

(A) Death or Disability. If the Participant’s Continuous Service terminates because of the death or Disability of the Participant, the Option, to the extent unexercised and vested and exercisable on the date on which the Participant’s Continuous Service terminated, may be exercised by the Participant (or the Participant’s legal representative or estate) at any time prior to the expiration of twelve months (or such other period of time as determined by the Plan Administrator, in its discretion) after the date on which the Participant’s Continuous Service terminated, but in any event only with respect to the vested portion of the Option and no later than the Option Expiration Date.

(B) Termination for Cause. Notwithstanding any other provision of this Plan to the contrary, if the Participant’s Continuous Service is terminated for Cause, the Option shall terminate and cease to be exercisable immediately upon such termination of Continuous Service.

(C) Other Termination of Service. If the Participant’s Continuous Service terminates for any reason, except Disability, death or Cause, the Option, to the extent unexercised, vested and exercisable by the Participant on the date on which the Participant’s Continuous Service terminated, may be exercised by the Participant at any time prior to the expiration of thirty days (or such longer period of time as determined by the Plan Administrator, in its discretion) after the date on which the Participant’s Continuous Service terminated, but in any event only with respect to the vested portion of the Option and no later than the Option Expiration Date.

(D) Extension for Securities Law Violations. Notwithstanding the other provisions of this Section 6(b)(v) and contingent upon this provision not adversely affecting the exemption of the Option from the provisions of Code Section 409A, if the Participant’s Continuous Service terminates for any reason, except Cause, and the Participant is precluded by federal or state securities laws from selling the Shares, so that the Participant has less than a thirty-day period from the termination of Participant’s Continuous Service to the expiration date of the Option in which the Participant would be permitted by federal or state securities laws to sell the Shares, then the period for exercising the Option following the termination of Participant’s Continuous Service shall automatically be extended by an additional period of up to thirty days measured from the date the Participant is first free to sell Shares; provided, however, that in no event shall the Option be exercisable after the specified Option Expiration Date and the maximum date permitted for exemption of the Option under Code Section 409A. The determination of whether the Participant is precluded from selling the Shares subject to the Option by federal or state securities laws shall be made by the Plan Administrator and such determination shall be final, binding and conclusive.

(vi) Incentive Stock Options. The terms of any Incentive Stock Option granted under this Plan shall comply in all respects with the provisions of Code Section 422. If and to the extent required to comply with Code Section 422, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:

(A) The Option shall not be exercisable more than ten years after the date such Incentive Stock Option is granted; provided, however, that if a Participant owns or is deemed to own (by reason of the attribution rules of Code Section 424(d)) more than ten percent of the combined voting power of all classes of stock of the Company or any Parent or Subsidiary and the Incentive Stock Option is granted to such Participant, the Incentive Stock Option shall not be exercisable (to the extent required by the Code at the time of the grant) for no more than five years from the date of grant; and

(B) If the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options granted under this Plan and all other option plans of the Company, its Parent or any Subsidiary are exercisable for the first time by a Participant during any calendar year in excess of $100,000, then such Participant’s Incentive Stock Option(s) or portions thereof that exceed such $100,000 limit shall be treated as Non-Qualified Stock Options (in the reverse order in which they were granted, so that the last Incentive Stock Option will be the first treated as a Non-Qualified Stock Option). This paragraph shall only apply to the extent such limitation is applicable under the Code at the time of the grant.

(vii) Vesting and Repurchase Requirements. The right to exercise any Option under this Plan must vest at the rate of at least twenty percent per year over five years from the date of grant of such Option. Any repurchase rights of the Company to repurchase Stock subject to an Option upon the termination of a Participant’s Continuous Service must be: (i) for a repurchase price of not less the lower of (A) than the Fair Market Value of such Shares on the date that the Participant’s Continuous Service terminated, or (B) the original purchase price paid by the Participant for such Shares; (ii) exercised within ninety days of the date that the Participant’s Continuous Service terminated; and (iii) must lapse at the rate of at least twenty percent of the Shares of Stock per year over five years from the date right to receive such Award was first granted to the Participant (without regard to the date an Option was exercised or became exercisable).

(c) Stock Appreciation Rights. The Plan Administrator is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

(i) Agreement. Each grant of a Stock Appreciation Right shall be evidenced by an Award Agreement. Such Award Agreement shall be subject to all applicable terms and conditions of this Plan and may be subject to any other terms and conditions that are not inconsistent with this Plan and that the Plan Administrator deems appropriate for inclusion in the Award Agreement. The provisions of the various Award Agreements entered into under this Plan need not be identical.

(ii) Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share of Stock on the date of exercise over (B) the grant price of the Stock Appreciation Right as determined by the Plan Administrator.

(iii) Other Terms. The Plan Administrator shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Stock Appreciation Rights shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the form of payment upon exercise of the Stock Appreciation Right (e.g., Shares, cash or other property), the method of exercise, the method of settlement, the form of consideration payable in settlement (e.g., cash, Shares or other property), the method by or the forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award, and any other terms and conditions of any Stock Appreciation Right. Stock Appreciation Rights may be either freestanding or in tandem with other Awards. Notwithstanding any other provision of this Plan, unless otherwise specifically determined by the Plan

Administrator, each Stock Appreciation Right shall be structured to either comply with or be exempt from Code Section 409A and, if applicable, Section 260.140 of Title 10 of the California Code of Regulations.

(d) Restricted Stock. The Plan Administrator is authorized to grant Restricted Stock to any Eligible Person on the following terms and conditions:

(i) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Plan Administrator may impose, or as otherwise provided in this Plan. The terms of any Restricted Stock granted under this Plan shall be set forth in a written Award Agreement that shall contain provisions determined by the Plan Administrator and not inconsistent with this Plan. The restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Plan Administrator may determine at the date of grant or thereafter. Except to the extent restricted under the terms of this Plan and any Award Agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Plan Administrator). During the restricted period applicable to the Restricted Stock, subject to Section 10(b) below, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(ii) Forfeiture. Except as otherwise determined by the Plan Administrator, upon termination of a Participant’s Continuous Service during the applicable restriction period, the Participant’s Restricted Stock that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited to or reacquired by the Company; provided that the Plan Administrator may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Plan Administrator may in other cases waive in whole or in part the forfeiture of Restricted Stock, as the Plan Administrator determines, in its discretion.

(iii) Certificates for Shares. Restricted Stock granted under this Plan may be evidenced in such manner as the Plan Administrator shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Plan Administrator may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, that the certificates be kept with an escrow agent and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Plan Administrator may require or permit a Participant to elect that any cash dividends paid on a Share of Restricted Stock be automatically reinvested in additional Shares of Restricted Stock or applied to the purchase of additional Awards under this Plan. Unless otherwise determined by the Plan Administrator, Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Shares or other property have been distributed.

(e) Stock Units. The Plan Administrator is authorized to grant Stock Units to Participants, which are rights to receive Shares, cash or other property, or a combination thereof at the end of a specified time period, subject to the following terms and conditions:

(i) Award and Restrictions. Satisfaction of an Award of Stock Units shall occur upon expiration of the time period specified for such Stock Units by the Plan Administrator (or, if permitted by the Plan Administrator, as elected by the Participant). In addition, Stock Units shall be subject to such restrictions (which may include a risk of forfeiture) as the Plan Administrator may impose, if any, which restrictions may lapse at the expiration of the time period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Plan Administrator may determine. The terms of an Award of Stock Units shall be set forth in a written Award Agreement that shall contain provisions determined by the Plan Administrator and not inconsistent with this Plan. Stock Units may be satisfied by delivery of Stock, cash equal to the Fair Market Value of the specified number of Shares covered by the Stock Units, or a combination thereof, as determined by the Plan Administrator at the date of grant or thereafter. Prior to satisfaction of an Award of Stock Units, an Award of Stock Units carries no voting or dividend or other rights associated with share ownership. Notwithstanding any other provision of this Plan, unless specifically determined by the Plan Administrator, each Stock Unit shall be structured to either comply with or be exempt from Code Section 409A and, if applicable, Section 260.140 of Title 10 of the California Code of Regulations.

(ii) Forfeiture. Except as otherwise determined by the Plan Administrator, upon termination of a Participant’s Continuous Service during the applicable time period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Stock Units), the Participant’s Stock Units (other than those vested Stock Units subject to deferral at the election of the Participant) shall be forfeited; provided that the Plan Administrator may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Stock Units shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Plan Administrator may in other cases waive in whole or in part the forfeiture of Stock Units at its discretion.

(iii) Dividend Equivalents. Unless otherwise determined by the Plan Administrator at date of grant, any Dividend Equivalents that are granted with respect to any Award of Stock Units shall be either (A) paid with respect to such Stock Units at the dividend payment date in cash or in Shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Stock Units and the amount or value thereof automatically deemed reinvested in additional Stock Units, other Awards or other investment vehicles, as the Plan Administrator shall determine or permit the Participant to elect.

(f) Bonus Stock and Awards in Lieu of Obligations. The Plan Administrator is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of Company obligations to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, provided that, in the case of Participants subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Plan Administrator to the extent necessary to ensure that acquisitions of Stock or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Plan Administrator.

(g) Dividend Equivalents. The Plan Administrator is authorized to grant Dividend Equivalents to any Eligible Person entitling the Eligible Person to receive cash, Shares, other Awards, or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The terms of an Award of Dividend Equivalents shall be set forth in a written Award Agreement that shall contain provisions determined by the Plan Administrator and not inconsistent with this Plan. The Plan Administrator may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Plan Administrator may specify. Notwithstanding any other provision of this Plan, unless specifically determined by the Plan Administrator, each Dividend Equivalent shall be structured to either comply with or be exempt from Code Section 409A and, if applicable, Section 260.140 of Title 10 of the California Code of Regulations.

(h) Performance Awards. The Plan Administrator is authorized to grant Performance Awards to any Eligible Person payable in cash, Shares, other property, or other Awards, on terms and conditions established by the Plan Administrator, subject to the provisions of Section 7 if and to the extent that the Plan Administrator shall, in its sole discretion, determine that an Award shall be subject to those provisions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Plan Administrator upon the grant of each Performance Award. Except as provided in this Plan or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Plan Administrator and may be based upon the criteria set forth in Section 7(b), or in the case of an Award that the Plan Administrator determines shall not be subject to Section 7 hereof, any other criteria that the Plan Administrator, in its sole discretion, shall determine should be used for that purpose. The amount of the Award to be distributed shall be conclusively determined by the Plan Administrator. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Plan Administrator, on a deferred basis.

(i) Other Stock-Based Awards. The Plan Administrator is authorized, subject to limitations under applicable law, to grant to any Eligible Person such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Plan Administrator to be consistent with the purposes of this Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Plan Administrator, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified Related Entities or business units. These Awards may be granted alone or in connection with other awards (whether or not such other awards are granted under this Plan). The Plan Administrator shall determine the terms and conditions of such Awards. The terms of any Award pursuant to this Section shall be set forth in a written Award Agreement that shall contain provisions determined by the Plan Administrator and not inconsistent with this Plan. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(i) shall be purchased for such consideration (including without limitation loans from the Company or a Related Entity), paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards or other property, as the Plan Administrator shall determine. Cash Awards, as an element of or supplement to any other Award under this Plan, may also be granted pursuant to this Section 6(i). Notwithstanding any other provision of this Plan, unless specifically determined by the Plan Administrator, each Award shall be structured to either be exempt or comply with Code Section 409A and, if applicable, Section 260.140 of Title 10 of the California Code of Regulations.

(j) Vesting and Repurchase Requirements. In the event that the Company has a right to repurchase Stock granted pursuant to an Award under this Plan upon the termination of a Participant’s Continuous Service, such repurchase rights must: (i) be for a repurchase price of not less the lower of (A) than the Fair Market Value of such Shares on the date that the Participant’s Continuous Service terminated, or (B) the original purchase price (if any) paid by the Participant for such Shares; (ii) be exercised within ninety days of the date that the Participant’s Continuous Service terminated; and (iii) lapse at the rate of at least twenty percent of the Shares of Stock per year over five years from the date right to receive such Award was first granted to the Participant (without regard to the date an Award was granted or otherwise became exercisable).

7. Tax Qualified Performance Awards.

(a) Covered Employees. A Committee, composed in compliance with the requirements of Code Section 162(m), in its discretion, may determine at the time an Award is granted to an Eligible Person who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, that the provisions of this Section 7 shall be applicable to such Award.

(b) Performance Criteria. If an Award is subject to this Section 7, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be contingent upon achievement of one or more objective performance goals. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” One or more of the following business criteria for the Company, on a consolidated basis, and/or for Related Entities, or for business or geographical units of the Company and/or a Related Entity (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Awards: (i) earnings per share; (ii) revenues or margins; (iii) cash flow; (iv) operating margin; (v) return on net assets, investment, capital, or equity; (vi) economic value added; (vii) direct contribution; (viii) net income; (ix) pretax earnings; (x) earnings before interest and taxes; (xi) earnings before interest, taxes, depreciation and amortization; (xii) earnings after interest expense and before extraordinary or special items; (xiii) operating income; (xiv) income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses that might be paid under any ongoing bonus plans of the Company; (xv) working capital; (xvi) management of fixed costs or variable costs; (xvii) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (xviii) total stockholder return; and (xix) debt reduction. Any of the above goals may be determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are comparable to the Company.

The Committee shall exclude the impact of an event or occurrence that the Committee determines should appropriately be excluded, including without limitation: (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges; (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; or (iii) a change in accounting standards required by generally accepted accounting principles.

(c) Performance Period; Timing For Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a Performance Period, as specified by the Committee. Performance goals shall be established not later than ninety days after the beginning of any Performance Period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

(d) Adjustments. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with Awards subject to this Section 7, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of an Award subject to this Section 7. The Committee shall specify the circumstances in which such Awards shall be paid or forfeited in the event of termination of Continuous Service by the Participant prior to the end of a Performance Period or settlement of Awards.

(e) Committee Certification. No Participant shall receive any payment under this Plan unless the Committee has certified, by resolution or other appropriate action in writing, that the performance criteria and any other material terms previously established by the Committee or set forth in this Plan, have been satisfied to the extent necessary to qualify as “performance based compensation” under Code Section 162(m).

8. Certain Provisions Applicable to Awards or Sales.

(a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under this Plan may, in the discretion of the Plan Administrator, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Related Entity, or any business entity to be acquired by the Company or a Related Entity, or any other right of a Participant to receive payment from the Company or any Related Entity. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Plan Administrator shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Related Entity.

(b) Form and Timing of Payment Under Awards; Deferrals. Subject to the terms of this Plan and any applicable Award Agreement, payments to be made by the Company or a Related Entity upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Plan Administrator shall determine, including, without limitation, cash, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Plan Administrator or upon occurrence of one or more specified events (in addition to a Change in Control). Installment or deferred payments may be required by the Plan Administrator (subject to Section 10(g) of this Plan) or permitted at the election of the Participant on terms and conditions established by the Plan Administrator. Payments may include, without limitation, provisions for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

(c) Exemptions from Section 16(b) Liability. It is the intent of the Company that this Plan comply in all respects with applicable provisions of Rule 16b-3 or Rule 16a-1(c)(3) to the extent necessary to ensure that neither the grant of any Awards to nor other transaction by a Participant who is subject to Section 16 of the Exchange Act is subject to liability under Section 16(b) thereof (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 or Rule 16a-1(c)(3) as then applicable to any such transaction, such provision will be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 or Rule 16a-1(c)(3) so that such Participant shall avoid liability under Section 16(b).

(d) Code Section 409A. If and to the extent that the Plan Administrator believes that any Awards may constitute a “nonqualified deferred compensation plan” under Code Section 409A, the terms and conditions set forth in the Award Agreement for that Award shall be drafted in a manner that is intended to comply with, and shall be interpreted in a manner consistent with, the applicable requirements of Code Section 409A, unless otherwise agreed to in writing by the Participant and the Company.

(e) Financial Information. At least annually, copies of the Company’s balance sheet and income statement for the just completed fiscal year shall be made available to each Participant under this Plan. The Company shall not be required to provide such information to key employees whose duties in connection with the Company assure them access to equivalent information. Furthermore, the Company shall deliver to each Participant such disclosures as are required in accordance with Rule 701 under the Exchange Act.

9. Change in Control; Corporate Transaction.

(a) Change in Control. The Plan Administrator may, in its discretion, accelerate the vesting, exercisability, lapsing of restrictions, or expiration of deferral of any Award, including upon the occurrence of a Change in Control. In addition, the Plan Administrator may provide in an Award Agreement that the performance goals relating to any Award will be deemed to have been met upon the occurrence of any Change in Control. In addition to the terms of preceding sentences, the effect of a “change in control” may be provided (i) in an employment, compensation, or severance agreement, if any, between the Company or any Related Entity and the Participant, relating to the Participant’s employment, compensation, or severance with or from the Company or such Related Entity, or (ii) in the Award Agreement.

(b) Corporate Transactions. In the event of a Corporate Transaction, any surviving entity or acquiring entity or its parent (together, the “Surviving Entity”) may either: (i) assume any or all Awards outstanding under this Plan; (ii) continue any or all Awards outstanding under this Plan; or (iii) substitute similar stock awards for outstanding Awards (it being understood that similar awards include, but are not limited to, awards to acquire the same consideration paid to the shareholders or the Company, as the case may be, pursuant to the Corporate Transaction). In the event that any Surviving Entity does not assume or continue any or all such outstanding Awards or substitute similar stock awards for such outstanding Awards, then with respect to Awards that have been not assumed, continued or substituted, then such Awards shall terminate if not exercised (if applicable) at or prior to such effective time (contingent upon the effectiveness of the Corporate Transaction); provided that the Plan Administrator provides the Participants reasonable notice of the termination of their Awards and a period of at least three business days to exercise the Awards (to the extent the Awards are exercisable).

The Plan Administrator, in its discretion and without the consent of any Participant, may (but is not obligated to) either: (i) accelerate the vesting of any Awards (and, if applicable, the time at which such Awards may be exercised) in full or as to some percentage of the Award to a date prior to the effective time of such Corporate Transaction as the Plan Administrator shall determine (contingent upon the effectiveness of each Corporate Transaction); or (ii) provide for a cash payment in exchange for the termination of an Award or any portion thereof where such cash payment is equal to the Fair Market Value of the Shares that the Participant would receive if the Award were fully vested and exercised (if applicable) as of such date (less any applicable exercise price). In the event that the Plan Administrator accelerates the vesting of any Award, the Plan Administrator shall provide the Participant whose Award has been accelerated notice of the vesting acceleration and a period of fifteen days from the date of the notice in which to exercise the Award.

Notwithstanding the foregoing, with respect to Restricted Stock and any other Award granted under this Plan where the Company has any forfeiture, reacquisition or repurchase rights, the forfeiture, reacquisition or repurchase rights for such Awards may be assigned by the Company to the Successor Entity in connection with such Corporate Transaction. In the event any such rights are not continued or assigned to the Successor Entity, then such rights shall lapse and the Award shall be fully vested as of the effective time of the Corporate Transaction. In addition, the Plan Administrator, in its discretion, may (but is not obligated to) provide that any forfeiture, reacquisition or repurchase rights held by the Company with respect to any such Awards shall lapse in whole or in part (contingent upon the effectiveness of the Corporate Transaction).

(c) Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then all outstanding Awards shall terminate immediately prior to the completion of such dissolution or liquidation, and Shares subject to the Company’s repurchase option may be repurchased by the Company notwithstanding the fact that the holder of such Stock is still in Continuous Service.

10. General Provisions.

(a) Compliance With Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Plan Administrator, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other Company securities are listed or quoted, or compliance with any other obligation of the Company, as the Plan Administrator, may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change in Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the ninetieth day preceding the Change in Control.

(b) Limits on Transferability; Beneficiaries. Except as determined by the Plan Administrator, a Participant may not assign, sell, transfer, or otherwise encumber or subject to any lien any Award or other right or interest granted under this Plan, in whole or in part, other than by will or by operation of the laws of descent and distribution, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative.

(c) Adjustments.

(i) Adjustments to Awards. In the event that any extraordinary dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock and/or such other securities of the Company or any other issuer such that a substitution, exchange, or adjustment is determined by the Plan Administrator to be appropriate, then the Plan Administrator shall, in such manner as the Plan Administrator may deem equitable, substitute, exchange, or adjust any or all of (A) the number and kind of shares of stock that are reserved for issuance in connection with Awards granted thereafter, (B) the number and kind of shares of stock by which annual per-person Award limitations are measured under Section 5 hereof, (C) the number and kind of shares of stock subject to or deliverable in respect of outstanding Awards, (D) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award, and (E) any other aspect of any Award that the Plan Administrator determines to be appropriate.

(ii) Other Adjustments. The Plan Administrator (which shall be a Committee to the extent such authority is required to be exercised by a Committee to comply with Code Section 162(m)) is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Awards subject to performance goals) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting the Company, any Related Entity or any business unit, or the financial statements of the Company or any Related Entity, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Plan Administrator’s assessment of the business strategy of the Company, any Related Entity or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Options, Stock Appreciation Rights or Performance Awards granted to Participants designated by the Plan Administrator as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and the regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder.

(d) Taxes. The Company and any Related Entity are authorized to withhold from any Award granted, any payment relating to an Award under this Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Plan Administrator may deem advisable to enable the Company, any Related Entity and the Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Plan Administrator.

(e) Changes to this Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate this Plan, or any Committee’s authority to grant Awards under this Plan, without the consent of shareholders of the Company or Participants. Any amendment or alteration to this Plan shall be subject to the approval of the Company’s shareholders if such shareholder approval is deemed necessary and advisable by the Board. However, without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuance or termination of this Plan may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Plan Administrator may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto, except as otherwise provided in this Plan; provided that, without the consent of an affected Participant, no such action may materially and adversely affect the rights of such Participant under such Award.

(f) Limitation on Rights Conferred Under Plan. Neither this Plan nor any action taken hereunder shall be construed as: (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ of the Company or a Related Entity; (ii) interfering in any way with the right of the Company or a Related Entity to terminate any Eligible Person’s or Participant’s Continuous Service at any time; (iii) giving an Eligible Person or Participant any claim to be granted any Award under this Plan or to be treated uniformly with other Participants and Employees; or (iv) conferring on a Participant any of the rights of a shareholder of the Company unless and until the Participant is duly issued or transferred Shares in accordance with the terms of an Award.

(g) Unfunded Status of Awards; Creation of Trusts. This Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligations to deliver Stock pursuant to an Award, nothing contained in this Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Plan Administrator may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company’s obligations under this Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of this Plan unless the Plan Administrator otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Plan Administrator may specify and in accordance with applicable law.

(h) Nonexclusivity of this Plan. Neither the adoption of this Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards that do not qualify under Code Section 162(m).

(i) Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Plan Administrator shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Governing Law. The validity, construction and effect of this Plan, any rules and regulations under this Plan, and any Award Agreement shall be determined in accordance with the laws of the State of California without giving effect to principles of conflicts of laws, and applicable federal law.

(k) Plan Effective Date and Shareholder Approval; Termination of Plan. This Plan shall become effective on the Effective Date, subject to subsequent approval within twelve months of its adoption by the Board by shareholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Applicable Laws. Awards may be granted prior and subject to shareholder approval, but may not be exercised or otherwise settled in the event shareholder approval is not obtained. This Plan shall terminate no later than ten years from the date of the later of (i) the Effective Date and (ii) the date an increase in the number of shares reserved for issuance under this Plan is approved by the Board (so long as such increase is also subsequently approved by the shareholders).

PROXY
ZAP
501 Fourth Street, Santa Rosa, California 95401

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder(s) of ZAP (the “Company”) hereby appoints Steven Schneider and Renay Cude, or either of them with full power of substitution, as attorneys and proxies of the undersigned, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all shares of common stock of the Company at the Annual Meeting of Shareholders of the Company to be held on Sunday, June 18, 2006 at 2:00 p.m. local time at The Hilton Hotel, 3555 Round Barn Boulevard, Santa Rosa, California 95403, and any postponements, continuations or adjournments thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated below.

I hereby vote my shares of ZAP common stock as specified on the reverse side of this card.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[BACK OF PROXY VOTING CARD]

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted “FOR” the nominees of the Board of Directors in the election of directors, “FOR” the amendment to the Amended and Restated Articles of Incorporation to effect a reverse stock split, “FOR” the amendment to the Amended and Restated Articles of Incorporation to increase the authorized shares of common stock, “FOR” approval of prior equity compensation issuances, “FOR” the approval of the Company’s 2006 Incentive Stock Plan and “FOR” the ratification of the selection of Odenberg, Ullakko, Muranishi & Co. LLP as the Company’s independent accountants for the year ending December 31, 2006. This proxy also delegates discretionary authority to vote with respect to any other business that may properly come before the meeting or any postponements, continuations or adjournments thereof.

IMPORTANT - THIS PROXY MUST BE SIGNED AND DATED BELOW.

The Board of Directors unanimously recommends that you vote “FOR” Proposal No. 1, Proposal No. 2, Proposal No. 3, Proposal No. 4, Proposal No. 5 and Proposal No. 6.

		FOR	AGAINST	ABSTAIN
1.	ELECTION OF NOMINEES LISTED BELOW:
A.	LOUIS AULETTA	☐	☐	☐

B.	RENAY CUDE	☐	☐	☐

C.	STEVEN SCHNEIDER	☐	☐	☐

D.	GARY STARR	☐	☐	☐

E.	GUY FIERI	☐	☐	☐

F.	MATTHIAS HEINZE	☐	☐	☐

G.	MARK HAYWOOD	☐	☐	☐

2.	AUTHORIZATION FOR THE BOARD TO EFFECT A REVERSE STOCK SPLIT	☐	☐	☐

3.	AUTHORIZATION FOR THE BOARD TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK	☐	☐	☐

4.	APPROVAL OF PRIOR EQUITY COMPENSATION ISSUANCES	☐	☐	☐

5.	APPROVAL OF THE COMPANY’S 2006 INCENTIVE STOCK PLAN	☐	☐	☐

6.	RATIFICATION OF SELECTION OF ODENBERG, ULLAKKO, MURANISHI & CO. LLP AS OUR INDEPENDENT ACCOUNTANTS	☐	☐	☐

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT FURNISHED IN CONNECTION HEREWITH, AND HEREBY RATIFIES ALL THAT THE SAID ATTORNEYS AND PROXIES MAY DO BY VIRTUE HEREOF.

                                                           DATED: ______________, 2006

                                                                        (Seal)    ___________________________
                                                           (Shareholder’s Signature)

                                                           ___________________________
                                                           (Shareholder’s Signature)

Note: Please mark, date and sign this proxy card and return it in the enclosed envelope. Please sign as your name appears on this card. If shares are registered in more than one name, all owners should sign. If signing in a fiduciary or representative capacity, please give full title and attach evidence of authority. Corporations please sign with corporate name by a duly authorized officer.